                                                                   Exhibit 10.14

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                                CREDIT AGREEMENT


                            dated as of May 13, 1996


                                     among


                              STERIS CORPORATION,


                                  as Borrower,


                        VARIOUS FINANCIAL INSTITUTIONS,


                                   as Banks,


                                      and


                             SOCIETY NATIONAL BANK,

                                    as Agent


- --------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                PAGE NO.
                                                                --------
ARTICLE I. DEFINITIONS ...........................................    1

ARTICLE II. AMOUNT AND TERMS OF CREDIT ...........................    9
  SECTION 2.1.    AMOUNT AND NATURE OF CREDIT ....................   10
       A.   Revolving Loans ......................................   10
       B.   Swing Loans ..........................................   11
  SECTION 2.2.    CONDITIONS TO LOANS ............................   12
  SECTION 2.3.    PAYMENT ON NOTES, ETC ..........................   13
  SECTION 2.4.    PREPAYMENT .....................................   14
  SECTION 2.5.    FEES; TERMINATION OR REDUCTION OF COMMITMENTS ..   14
  SECTION 2.6.    COMPUTATION OF INTEREST AND FEES ...............   15

ARTICLE III. ADDITIONAL PROVISIONS RELATING TO LIBOR LOANS .......   15
  SECTION 3.1.    RESERVES OR DEPOSIT REQUIREMENTS, ETC ..........   15
  SECTION 3.2.    TAX LAW, ETC ...................................   16
  SECTION 3.3.    EURODOLLAR DEPOSITS UNAVAILABLE OR INTEREST RATE
                  UNASCERTAINABLE ................................   17
  SECTION 3.4.    INDEMNITY ......................................   17
  SECTION 3.5.    CHANGES IN LAW RENDERING LIBOR LOANS UNLAWFUL ..   17
  SECTION 3.6.    FUNDING ........................................   17

ARTICLE IV. CONDITIONS PRECEDENT .................................   18
  SECTION 4.1.    NOTES ..........................................   18
  SECTION 4.2.    GUARANTIES OF PAYMENT ..........................   18
  SECTION 4.3.    RESOLUTIONS, ORGANIZATIONAL DOCUMENTS ..........   18
  SECTION 4.4.    LEGAL OPINION ..................................   18
  SECTION 4.5.    CERTIFICATE OF INCUMBENCY ......................   18
  SECTION 4.6.    GUARANTOR OF PAYMENT RESOLUTIONS, ORGANIZATIONAL
                  DOCUMENTS ......................................   18
  SECTION 4.7.    GUARANTOR OF PAYMENT LEGAL OPINIONS ............   18
  SECTION 4.8.    GUARANTOR OF PAYMENT CERTIFICATES OF INCUMBENCY    18
  SECTION 4.9.    GOOD STANDING CERTIFICATES .....................   18
  SECTION 4.10.   AGENT FEE ......................................   19
  SECTION 4.11.   LIEN SEARCHES ..................................   19
  SECTION 4.14.   MISCELLANEOUS ..................................   19

ARTICLE V. COVENANTS .............................................   19
  SECTION 5.1.    INSURANCE ......................................   19
  SECTION 5.2.    MONEY OBLIGATIONS ..............................   20
  SECTION 5.3.    FINANCIAL STATEMENTS ...........................   20
  SECTION 5.4.    FINANCIAL RECORDS ..............................   21
  SECTION 5.5.    FRANCHISES .....................................   21

  SECTION 5.6.    ERISA COMPLIANCE ...............................   21
  SECTION 5.7.    INTEREST COVERAGE ..............................   21
  SECTION 5.8.    CONSOLIDATED NET WORTH .........................   22
  SECTION 5.9.    LEVERAGE .......................................   22
  SECTION 5.10.   BORROWING ......................................   22
  SECTION 5.11.   LIENS ..........................................   22
  SECTION 5.12.   REGULATIONS U and X ............................   23
  SECTION 5.13.   INVESTMENTS ....................................   23
  SECTION 5.14.   MERGER AND SALE OF ASSETS ......................   23
  SECTION 5.15.   ACQUISITIONS ...................................   24
  SECTION 5.16.   NOTICE .........................................   24
  SECTION 5.17.   ENVIRONMENTAL COMPLIANCE .......................   24
  SECTION 5.18.   CORPORATE NAMES ................................   25
  SECTION 5.19.   SUBSIDIARY GUARANTIES ..........................   25
  SECTION 5.20.   AMSCO INDENTURE ................................   25
  SECTION 5.21.   USE OF PROCEEDS ................................   25

ARTICLE VI. REPRESENTATIONS AND WARRANTIES .......................   25
  SECTION 6.1.    EXISTENCE ......................................   25
  SECTION 6.2.    RIGHT TO ACT ...................................   26
  SECTION 6.3.    LITIGATION AND LIENS ...........................   26
  SECTION 6.4.    EMPLOYEE BENEFITS PLANS ........................   26
  SECTION 6.5.    COMPLIANCE WITH LAWS ...........................   27
  SECTION 6.6.    SOLVENCY .......................................   27
  SECTION 6.7.    FINANCIAL STATEMENTS ...........................   27
  SECTION 6.8.    REGULATIONS ....................................   28
  SECTION 6.9.    LIENS AND SECURITY INTERESTS ...................   28
  SECTION 6.10.   SUBSIDIARIES ...................................   28
  SECTION 6.11.   TAXES ..........................................   28
  SECTION 6.12.   FULL DISCLOSURE ................................   28
  SECTION 6.13.   EFFECTIVENESS OF MERGER ........................   29
  SECTION 6.18.   DEFAULTS .......................................   30

ARTICLE VII. EVENTS OF DEFAULT ...................................   30
  SECTION 7.1.  PAYMENTS .........................................   30
  SECTION 7.2.  SPECIAL COVENANTS ................................   30
  SECTION 7.3.  OTHER COVENANTS ..................................   30
  SECTION 7.4.  WARRANTIES .......................................   30
  SECTION 7.5.  CROSS DEFAULT ....................................   30
  SECTION 7.6.  ERISA DEFAULT ....................................   31
  SECTION 7.7.  MONEY JUDGMENT ...................................   31
  SECTION 7.8.  SOLVENCY .........................................   31

ARTICLE VIII. REMEDIES UPON DEFAULT ..............................   31
  SECTION 8.1.  OPTIONAL DEFAULTS ................................   31
  SECTION 8.2.  AUTOMATIC DEFAULTS ...............................   32

  SECTION 8.3.    OFFSETS ........................................   32
  SECTION 8.4.    EQUALIZATION PROVISION .........................   32

ARTICLE IX. THE AGENT ............................................   33
  SECTION 9.1.    APPOINTMENT AND AUTHORIZATION ..................   33
  SECTION 9.2.    NOTE HOLDERS ...................................   33
  SECTION 9.3.    CONSULTATION WITH COUNSEL ......................   33
  SECTION 9.4.    DOCUMENTS ......................................   33
  SECTION 9.5.    AGENT AND AFFILIATES ...........................   33
  SECTION 9.6.    KNOWLEDGE OF DEFAULT ...........................   33
  SECTION 9.7.    ACTION BY AGENT ................................   33
  SECTION 9.8.    NOTICES, DEFAULT, ETC ..........................   34
  SECTION 9.9.    INDEMNIFICATION OF AGENT .......................   34

ARTICLE X. MISCELLANEOUS .........................................   34
  SECTION 10.1.   BANKS' INDEPENDENT INVESTIGATION ...............   34
  SECTION 10.2.   NO WAIVER; CUMULATIVE REMEDIES .................   35
  SECTION 10.3.   AMENDMENTS, CONSENTS ...........................   35
  SECTION 10.4    EXTENSION OF REVOLVING CREDITS .................   35
  SECTION 10.5.   NOTICES ........................................   35
  SECTION 10.6.   COSTS, EXPENSES AND TAXES ......................   36
  SECTION 10.7.   INDEMNIFICATION ................................   36
  SECTION 10.8.   CAPITAL ADEQUACY ...............................   36
  SECTION 10.9.   OBLIGATIONS SEVERAL; NO FIDUCIARY OBLIGATIONS ..   37
  SECTION 10.10.  EXECUTION IN COUNTERPARTS ......................   37
  SECTION 10.11.  BINDING EFFECT; BORROWER'S ASSIGNMENT ..........   37
  SECTION 10.12.  BANK ASSIGNMENTS/PARTICIPATIONS ................   37
       A.     Assignment/Transfer of Commitments .................   37
              (i)    Prior Consent ...............................   38
              (ii)   Agreement; Transfer Fee .....................   38
              (iii)  Notes .......................................   38
              (iv)   Parties .....................................   39
              (v)    The Register ................................   39
              (vi)   Non-U.S. Transferee .........................   39
       B.     Sale of Participations .............................   39
              (i)     Benefits of Participant ....................   40
              (ii)    Rights Reserved ............................   40
              (iii)   No Delegation ..............................   40
  SECTION 10.13.  GOVERNING LAW; SUBMISSION TO JURISDICTION ......   40
  SECTION 10.14.  SEVERABILITY OF PROVISIONS; CAPTIONS ...........   41
  SECTION 10.15.  INVESTMENT PURPOSE .............................   41
  SECTION 10.16.  ENTIRE AGREEMENT ...............................   41
  SECTION 10.17.  LEGAL REPRESENTATION OF PARTIES ................   41
  SECTION 10.18.  JURY TRIAL WAIVER ..............................   42

SCHEDULE I      BANKS AND COMMITMENTS ............................   44

EXHIBIT A       REVOLVING CREDIT NOTE ............................   45

EXHIBIT B       SWING LOAN NOTE ..................................   47

EXHIBIT C       NOTICE OF LOAN ...................................   49

EXHIBIT D       COMPLIANCE CERTIFICATE ...........................   51

SCHEDULE 2      INDEBTEDNESS OF BORROWER AND ITS SUBSIDIARIES ....

SCHEDULE 3      LIENS ON ASSETS OF COMPANIES .....................

SCHEDULE 4      LIST OF SUBSIDIARIES OF BORROWER .................

SCHEDULE 5      LITIGATION SCHEDULE ..............................

SCHEDULE 6      DESCRIPTION OF ERISA PLANS .......................

SCHEDULE 7      COMPLIANCE .......................................

EXHIBIT E       FORM OF ASSIGNMENT AGREEMENT .....................

EXHIBIT F       LEGAL OPINION ....................................

ATTACHMENT I .....................................................

ATTACHMENT II ....................................................

ATTACHMENT III ...................................................

        Credit agreement, dated as of the 13th day of May, 1996, among STERIS CORPORATION, an Ohio corporation, ("Borrower"), the banking institutions named in Schedule 1 attached hereto and made a part hereof (collectively, "Banks", and individually "Bank") and SOCIETY NATIONAL BANK, 127 Public Square, Cleveland, Ohio 44114-1306, as Agent for the Banks under this Agreement ("Agent").


                                  WITNESSETH:

        WHEREAS, Borrower and the Banks desire to contract for the establishment of credits in the aggregate principal amounts hereinafter set forth, to be made available to Borrower upon the terms and subject to the conditions hereinafter set forth;

        NOW, THEREFORE, it is mutually agreed as follows:


                             ARTICLE I. DEFINITIONS

        As used in this Agreement, the following terms shall have the following meanings:

        "Adjusted LIBOR" shall mean a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the nearest 1/100th of 1%) by dividing (a) the applicable LIBOR rate by (b) 1.00 minus the Reserve Percentage.

        "Advantage" shall mean any payment (whether made voluntarily or involuntarily, by offset of any deposit or other indebtedness or otherwise) received by any Bank in respect of the Debt, if such payment results in that Bank having a lesser share of the Debt, than was the case immediately before such payment.

        "AMSCO" shall mean AMSCO International, Inc., a Delaware corporation.

        "AMSCO Indenture" shall mean the indenture dated as of October 15, 1992 between AMSCO and the Bank of New York, as Trustee.

        "Applicable Facility Fee Rate" shall mean a rate determined as follows:

        (a) for the period from the Closing Date through August 31, 1996, 10 basis points; and

        (b) commencing September 1, 1996, the rate (i) shall be effective on the first (1st) day of the month following the date upon which the Agent received, or, if earlier, the Agent should have received, pursuant to Section 5.3 hereof, the consolidated financial statements of the Borrower and (ii) shall be the rate expressed in basis points set forth in the following matrix based on the result of the computation of the ratio of Consolidated EBIT to Consolidated Interest Expense for the most recently completed four (4) calendar quarters, provided, however, that for any period prior to June 30, 1997, each such calculation shall exclude any calendar quarters prior to the calendar quarter ending June 30, 1996:

Ratio of Consolidated EBIT
to Consolidated Interest Expense        Applicable Facility Fee Rate
- --------------------------------        ----------------------------
Greater than or equal to 10.00 to 1.00  10 basis points

Greater than or equal to 5.00 to 1.00
but less than 10.00 to 1.00             12.5 basis points

Less than 5.00 to 1.00                  15 basis points

Furthermore, the above matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of the Banks to charge the Default Rate described in Section 2.1 hereof, or the rights and remedies of the Banks pursuant to Articles VII and VIII hereof.

        "Applicable LIBOR margin" shall mean:

        (a) for the period from the Closing Date through August 31, 1996, 25 basis points; and

        (b) commencing September 1, 1996, the rate (i) shall be effective on the first (1st) day of the month following the date upon which the Agent received, or, if earlier, the Agent should have received, pursuant to Section 5.3 hereof, the consolidated financial statements of the Borrower, and (ii) shall be the rate expressed in basis points set forth in the following matrix based on the result of the computation of the ratio of Consolidated EBIT to Consolidated Interest Expense for the most recently completed four (4) calendar quarters, provided, however, that for any period prior to June 30, 1997, each such calculation shall exclude any calendar quarters prior to the calendar quarter ending June 30, 1996:

Ratio of Consolidated EBIT
to Consolidated Interest Expense        Applicable Basis Points
- --------------------------------        -----------------------
Greater than or equal to 10.00 to 1.00  25 basis points

Greater than or equal to 5.00 to 1.00
but less than 10.00 to 1.00             30 basis points

Less than 5.00 to 1.00                  35 basis points

        In addition, for any day on which the outstanding aggregate principal amount of Loans exceeds fifty percent (50%) of the Total Commitment Amount, the Applicable LIBOR Margin otherwise in effect for each LIBOR Loan on any such day shall be increased by 5 basis points. Furthermore, the above matrix does not modify or waive, in any respect, the requirements of

Section 5.7 hereof, the rights of the Banks to charge the Default Rate, or the rights and remedies of the Banks pursuant to Articles VII and VIII hereof.

        "Cleveland Banking Day" shall mean a day on which the main office of the Agent is open for the transaction of business.

        "Closing Date" shall mean the date set forth on the first page of this Agreement.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Commitment" shall mean the obligation hereunder of each Bank to make Revolving Loans (and the obligation of the Agent to make Swing Loans) up to the aggregate amount set forth opposite such Bank's name under the column headed "Maximum Amount" as described in Schedule 1 hereof during the Commitment Period (or such lesser amount as shall be determined pursuant to Section 2.5 hereof).

        "Commitment Percentage" shall mean, for each Bank, the percentage set forth opposite such Bank's name under the column headed "Percentage" as described in Schedule 1 hereof.

        "Commitment Period" shall mean the period from the Effective Date to September 30, 1998.

        "Company" shall mean Borrower or a Subsidiary.

        "Consolidated EBIT" shall mean, for any period on a consolidated basis for Borrower and its Subsidiaries, the sum of the amounts for such period of:

                (a) Consolidated Net Earnings, provided that: (i) all gains and all losses realized by Borrower and its Subsidiaries upon the sale or other disposition (including, without limitation, pursuant to sale and leaseback transactions) of property or assets which are not sold or otherwise disposed of in the ordinary course of business, or pursuant to the sale of any capital stock of Borrower or any Subsidiary, shall be excluded from such Consolidated Net Earnings, (ii) net income or net loss of Borrower and its Subsidiaries combined on a "pooling of interests" basis attributable to any period prior to the date of such combination shall be excluded from such Consolidated Net Earnings, (iii) all items of gain or loss which are properly classified as extraordinary in accordance with GAAP shall be excluded from such Consolidated Net Earnings, (iv) all items which are properly classified in accordance with GAAP as cumulative effects of accounting changes shall be excluded from such Consolidated Net Earnings, and (v) net income of any Person which is not a Subsidiary of Borrower and its Subsidiaries and which is consolidated with Borrower and its Subsidiaries or is accounted for by Borrower and its Subsidiaries by the equity method of accounting shall be included in such Consolidated Net Earnings only to the extent of the amount of dividends 6r distributions paid to Borrower and its Subsidiaries or a Subsidiary;

                (b) Consolidated Interest Expense; and

                (c) charges for federal, state, local and foreign income taxes.

        "Consolidated Interest Expense" shall mean, for any period, interest expense of Borrower and its Subsidiaries for such period, determined in accordance with GAAP.

        "Consolidated Net Earnings" shall mean, for any period, the consolidated net income (loss) of Borrower and its consolidated Subsidiaries for such period, determined in accordance with GAAP.

        "Consolidated Net Worth" shall mean at any date the consolidated shareholders' equity of the Borrower and its consolidated Subsidiaries, determined as of such date in accordance with GAAP.

        "Controlled Group" shall mean a Company and each Person (as therein defined) required to be aggregated with a Company under Code Sections 414(b),
(c), (m) or (o).

        "Debt" shall mean, collectively, all Indebtedness incurred by Borrower to the Banks pursuant to this Agreement and includes the principal of and interest on all Notes and each extension, renewal or refinancing thereof in whole or in part, the facility fees, other fees and any prepayment premium payable hereunder.

        "Default Rate" shall mean a rate per annum which shall be two per cent (2%) in excess of the Prime Rate from time to time in effect.

        "Derived LIBOR Rate" shall mean a rate per annum which shall be the sum of the Applicable LIBOR Margin plus Adjusted LIBOR.

        "Effective Date" shall mean the date, which must be prior to June 30, 1996, upon which the Merger becomes effective .

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated pursuant thereto.

        "Environmental Laws" shall mean all provisions of law, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America or by any state or municipality thereof or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning health, safety and protection of, or regulation of the discharge of substances into, the environment.

        "ERISA Event" shall mean: (a) the existence of any condition or event with respect to an ERISA Plan which presents a risk of the imposition of an excise tax or any other liability on a Company or of the imposition of a lien on the assets of a Company, (b) a Controlled Group member has engaged in a non-exempt "prohibited transaction" (as defined under ERISA Section 406 or Code
Section 4975) or a breach of a fiduciary duty under ERISA which could result in liability to a Company, (c) a Controlled Group member has applied for a waiver from the minimum funding requirements of Code Section 412 or ERISA Section 302 or a Controlled Group member is required to provide security under Code Section 401(a)(29) or ERISA Section 307, (d) a "reportable event" (as defined under ERISA Section 4043) has occurred with respect of any Pension Plan as to which notice is required to be provided to the PBGC, (e) a Controlled Group member has withdrawn from a Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in ERISA Sections 4203 and 4205, respectively), (f) a Multiemployer Plan is in or is likely to be in reorganization under ERISA Section 4241, (g) an ERISA Plan (and any related trust) which is intended to be qualified under Code Sections 401 and 501 fails to be so qualified or any "cash or deferred arrangement" under any such ERISA Plan fails to meet the requirements of Code Section 401(k), (h) the PBGC takes any steps to terminate a Pension Plan or appoint a trustee to administer a Pension Plan, or a Controlled Group member takes steps to terminate a Pension Plan, (i) a Controlled Group member or an ERISA Plan fails to satisfy any requirements of law applicable to an ERISA Plan, (j) a claim, action, suit, audit or investigation is pending or threatened with respect to an ERISA Plan, other than a routine claim for benefits, or (k) a Controlled Group member incurs or is expected to incur any liability for post-retirement benefits under any Welfare Plan, other than as required by ERISA Section 601, ET. SEQ. or Code
Section 4980B.

        "ERISA Plan" shall mean an "employee benefit plan" (within the meaning of ERISA Section 3(3)) that a Controlled Group member at any time sponsors, maintains, contributes to, has liability with respect to or has an obligation to contribute to such plan.

        "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

        "Event of Default" shall mean an event, condition or thing which constitutes any event of default referred to in Article VII hereof

        "Financial Officer" shall mean any of the following officers of
Borrower: chief executive officer, president, chief financial officer or treasurer.

        "Funded Senior Debt" shall mean the Debt and any other Indebtedness (exclusive of (e) of the Indebtedness definition of this Agreement) of a Company that is not Subordinated.

        "GAAP" shall mean generally accepted accounting principles as then in effect, which shall include the official interpretations thereof by the Financial Accounting Standards Board, applied on a basis consistent with the past accounting practices and procedures of Borrower.

        "Guarantor" shall mean one who pledges its credit or property in any manner for the payment or other performance of the indebtedness, contract or other obligation of another and includes (without limitation) any guarantor (whether of payment or of collection), surety, co-maker, endorser or one who agrees conditionally or otherwise to make any purchase, loan or investment in order thereby to enable another to prevent or correct a default of any kind.

        "Guarantor of Payment" shall mean any one of AMSCO, Medical & Environmental Designs, Inc., Ecomed, Inc., American Sterilizer Company, AMSCO Sterile Recoveries, Inc., AMSCO International Sales Corporation, AMSCO Canada Inc., HAS, Inc., AMSCO Europe, Inc., AMSCO Asia Pacific, Inc. and AMSCO Latin America, Inc., which are each executing and delivering a Guaranty of Payment, or any other party which shall deliver a Guaranty of Payment to the Agent subsequent to the Closing Date.

        "Guaranty of Payment" shall mean each of the guaranties of payment of debt executed and delivered on or after the date hereof in connection herewith by the Guarantors of Payment, as the same may be from time to time amended, supplemented or otherwise modified.

        "Indebtedness" shall mean, for any Company (a) all obligations to repay borrowed money, direct or indirect, incurred, assumed, or guaranteed, (b)all obligations for the deferred purchase price of capital assets excluding trade payables, (c) all obligations under conditional sales or other title retention agreements, (d) all lease obligations which have been or should be capitalized on the books of such Company in accordance with GAAP, and (e) reimbursement and other obligations under any letter of credit, currency swap or forward contract or agreement, interest rate swap, cap collar or floor agreement or other interest rate or other risk management device .

        "Interest Adjustment Date" shall mean the last day of each Interest Period.

        "Interest Period" shall mean a period of one (1), two (2), three (3), or six (6) months (as selected by Borrower) commencing on the applicable borrowing or conversion date of each LIBOR Loan and on each Interest Adjustment Date with respect thereto; provided, however, that if any such period would be affected by a reduction in Commitment as provided in Section 2.5 hereof, prepayment or conversion rights or obligations as provided in 3.5 hereof, or maturity of LIBOR Loans as provided in Section 2.1 hereof, such period shall be shortened to end on the date such Loan is to be prepaid or converted pursuant to such provisions. If Borrower fails to select a new Interest Period with respect to an outstanding LIBOR Loan at least three (3) London Banking Days prior to any Interest Adjustment Date, Borrower shall be deemed to have converted such LIBOR Loan to a Prime Rate Loan at the end of the then current Interest Period.


        "LIBOR" shall mean the average (rounded upward to the nearest 1/16th of 1%) of the per annum rates at which deposits in immediately available funds in United States dollars for the relevant Interest Period and in the amount of the LIBOR Loan to be disbursed or to remain outstanding during such Interest Period, as the case may be, are offered to the Reference Bank by prime banks in any Eurodollar market reasonably selected by the Reference Bank, determined as of 11:00 a.m. London time (or as soon thereafter as practicable), two (2) London Banking Days prior to the beginning of the relevant Interest Period pertaining to a LIBOR Loan hereunder.

        "LIBOR Loans" shall mean those Revolving Loans described in Section 2.lA hereof on which Borrower has elected to pay interest at a rate based on LIBOR.

        "Lien" shall mean any mortgage, security interest, lien, charge, encumbrance on, pledge or deposit of, or conditional sale or other title retention agreement with respect to any property or asset.

        "Loan" or "Loans" shall mean the advances made and/or credit extended to Borrower by the Banks and the Agent in accordance with Article II hereof.

        "Loan Documents" shall mean this Agreement, each of the Notes and the Guaranties of Payment.

        "London Banking Day" shall mean a day on which banks are open for business in London, England, and quoting deposit rates for dollar deposits.

        "Majority Banks" shall mean the holders of sixty-six and two-thirds percent (66-2/3%) of the amount of the Total Commitment Amount, or, if there is any borrowing hereunder (other than Swing Loans), the holders of sixty-six and two-thirds percent (66-2/3%) of the amount outstanding under the Notes.

        "Merger" shall mean the transaction contemplated by Section 1.01 of the Merger Agreement.

        "Merger Agreement" shall mean the Restated Agreement and Plan of Merger dated as of December 16, 1995 and restated and executed as of March 28, 1996, by and between Borrower and AMSCO.

        "Multiemployer Plan" shall mean a Pension Plan that is subject to the requirements of Subtitle E of Title IV of ERISA.

        "Note" or "Notes" shall mean any Revolving Credit Note or Notes or any Swing Loan Note, executed and delivered pursuant to Section 2.lA or B hereof, or any other note delivered pursuant to this Agreement.

        "Offering Documents" shall mean the STERIS Corporation and AMSCO International, Inc. Joint Proxy Statement, dated April 1, 1996, and the Registration Statement on Form S-4 filed by Borrower with the Securities and Exchange Commission on February 23, 1996, as amended by Amendment No. 1 to Form S-4, filed by Borrower with the Securities and Exchange Commission on April 1, 1996.

        "PBGC" shall mean the Pension Benefit Guaranty Corporation, or its successor.

        "Pension Plan" shall mean an ERISA Plan that is a "pension plan" (within the meaning of ERISA Section 3(2)).

        "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, corporation, limited liability company, institution, trust, estate, government or other agency or political subdivision thereof or any other entity.

        "Prime Rate" shall mean the interest rate established from time to time by Agent as Agent's prime rate, whether or not such rate is publicly announced; the Prime Rate may not be the lowest interest rate charged by the Agent for commercial or other extensions of credit. Each change in the Prime Rate shall be effective immediately from and after such change.

        "Prime Rate Loans" shall mean those Revolving Loans described in Section 2.lA hereof on which Borrower shall pay interest at a rate based on the Prime Rate.

        "Possible Default" shall mean an event, condition or thing which constitutes, or which with the lapse of any applicable grace period or the giving of notice or both would constitute, any Event of Default and which has not been appropriately waived by the Majority Banks in writing or fully corrected prior to becoming an actual Event of Default.

        "Reference Bank" shall mean the Cayman Islands branch office of Society National Bank.

        "Related Writing" shall mean the Loan Documents and any guaranty agreement, subordination agreement, financial statement, audit report or other writing furnished by Borrower, any Subsidiary or any Guarantor of Payment, or any of their respective officers, to the Banks pursuant to or otherwise in connection with this Agreement.

        "Reserve Percentage" shall mean for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) for a member bank of the Federal Reserve System in Cleveland, Ohio, in respect of Eurocurrency Liabilities. The Adjusted LIBOR shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage .

        "Revolving Credit Note" shall mean any Revolving Credit Note executed and delivered pursuant to Section 2.lA hereof.

        "Revolving Loan" shall mean a Loan granted to the Borrower by the Banks in accordance with Section 2.lA hereof.

        "Subordinated", as applied to Indebtedness, shall mean that the Indebtedness has been subordinated (by written terms or written agreement being, in either case, in form and substance satisfactory to the Banks) in favor of the prior payment in full of the Debt.

        "Subsidiary" of Borrower or any of its Subsidiaries shall mean (a) a corporation more than fifty percent (50%) of the voting power or capital stock of which is owned, directly or indirectly, by Borrower or by one or more other Subsidiaries of Borrower or by Borrower and one or more Subsidiaries of Borrower, (b) a partnership or limited liability company of which Borrower, one or more other Subsidiaries of Borrower or Borrower and one or more Subsidiaries of Borrower, directly or indirectly, is a general partner or managing member, as the case may be, or otherwise has the power to direct the policies, management and affairs thereof or (c) any other Person (other than a corporation) in which Borrower, one or more other Subsidiaries of Borrower or such Person, directly or indirectly, has at least a majority ownership interest or the power to direct the policies, management and affairs thereof.

        "Swing Line" shall mean the credit facility established by the Agent in accordance with Section 2.1B hereof.

        "Swing Loan" shall mean a Loan granted to the Borrower by the Agent in accordance with Section 2.1B hereof.

        "Swing Loan Commitment" shall mean the commitment of the Agent to make Swing Loans to the Borrower up to the maximum aggregate amount at any time outstanding of Five Million Dollars ($5,000,000) on the terms and conditions set forth in Section 2.1B hereof.

        "Swing Loan Note" shall mean the Swing Loan Note executed and delivered pursuant to Section 2.1B hereof.

        "Total Commitment Amount" shall mean the obligation hereunder of the Banks to make Loans up to the maximum aggregate principal amount of One Hundred Twenty Five Million Dollars ($125,000,000) during the Commitment Period (or such lesser amount as shall be determined pursuant to Section 2.5 hereof).

        "Voting Stock" shall mean stock of a corporation of a class or classes having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of such corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by the reason of the happening of any contingency).

        "Welfare Plan" shall mean an ERISA Plan that is a "welfare plan" within the meaning of ERISA Section 3(1).

        "Wholly-Owned Subsidiary" shall mean each Subsidiary all of whose outstanding stock, other than directors' qualifying shares, shall at the time be owned by Borrower and/or by one or more Wholly-Owned Subsidiaries.

        Any accounting term not specifically defined in this Article I shall have the meaning ascribed thereto by GAAP.

        The foregoing definitions shall be applicable to the singular and plurals of the foregoing defined terms.

                     ARTICLE II. AMOUNT AND TERMS OF CREDIT

        SECTION 2.1. AMOUNT AND NATURE OF CREDIT. Subject to the terms and provisions of this Agreement, each Bank will participate, to the extent hereinafter provided, in making Loans to Borrower, in such aggregate amount as Borrower shall request pursuant to the Commitments; provided, however, that in no event shall the aggregate principal amount of all Loans outstanding under this Agreement during the Commitment Period be in excess of the Total Commitment Amount.

A.      Revolving Loans

        Each Bank, for itself and not one for any other, agrees to make Revolving Loans hereunder during the Commitment Period on such basis that (a) immediately after the completion of any borrowing by Borrower, the aggregate principal amount then outstanding on the Revolving Credit Note issued to such Bank shall not be in excess of the amount shown opposite the name of such Bank under the column headed "Maximum Amount" as set forth in Schedule 1 hereto, and
(b) such aggregate principal amount outstanding on the Revolving Credit Note issued to such Bank, shall represent that percentage of the aggregate principal amount then outstanding on all Revolving Credit Notes (including the Revolving Credit Note held by such Bank) which is such Bank's Commitment Percentage.

        Each borrowing of a Revolving Loan from the Banks hereunder shall be made pro rata according to their respective Commitment Percentages. The Revolving Loans may be made as follows: Subject to the terms and conditions of this Agreement, during the Commitment Period, each Bank shall make a Revolving Loan or Revolving Loans to Borrower in such amount or amounts as Borrower may from time to time request, but not exceeding in aggregate principal amount at any one time outstanding hereunder the Commitment of such Bank. Borrower shall have the option, subject to the terms and conditions set forth herein, to borrow hereunder up to the Total Commitment Amount, less the aggregate amount of Swing Loans outstanding, by means of any combination of (a) Prime Rate Loans maturing on the last day of the Commitment Period, bearing interest at a rate per annum which shall be the Prime Rate from time to time in effect and drawn down in aggregate amounts of not less than Five Hundred Thousand Dollars ($500,000), increased by increments of One Hundred Thousand Dollars ($100,000), or (b) LIBOR Loans maturing on the last day of the Commitment Period, drawn down in aggregate amounts of not less than Five Million Dollars ($5,000,000), increased by increments of One Million Dollars ($1,000,000), bearing interest at a rate per annum which shall be the Derived LIBOR Rate, fixed for each LIBOR Loan in advance of each Interest Period for such LIBOR Loan as herein provided for each such Interest Period. At no time shall Borrower request that more than eight (8) LIBOR Loans be outstanding at any time.

        Borrower shall pay interest on the unpaid principal amount of Prime Rate Loans outstanding from time to time from the date thereof until paid, on the last day of each succeeding March, June, September and December of each year and at the maturity thereof, commencing June 30, 1996. Borrower shall pay interest at a fixed rate for each Interest Period on the unpaid principal amount of each LIBOR Loan outstanding from time to time from the date thereof until paid, payable on each Interest Adjustment Date with respect to an Interest

Period (provided that if an Interest Period exceed three months, the interest must be paid every three months from the beginning of such Interest Period).

        At the request of Borrower, provided no Possible Default exists hereunder, the Banks shall convert Prime Rate Loans to LIBOR Loans at any time, subject to the notice provisions of Section 2.2 hereof, and shall convert LIBOR Loans to Prime Rate Loans on any Interest Adjustment Date, but each request for Revolving Loans must either be for Prime Rate Loans or LIBOR Loans.

        The obligation of Borrower to repay the Prime Rate Loans and the LIBOR Loans made by each Bank and to pay interest thereon shall be evidenced by a Revolving Credit Note of Borrower substantially in the form of Exhibit A hereto, with appropriate insertions, dated the date of this Agreement and payable to the order of such Bank on the last day of the Commitment Period in the principal amount of its Commitment, or, if less, the aggregate unpaid principal amount of Revolving Loans made hereunder by such Bank. If an Event of Default shall occur hereunder, the principal of the Revolving Credit Note and the unpaid interest thereon shall bear interest, until paid, at the Default Rate . Subject to the provisions of this Agreement, Borrower shall be entitled to borrow funds, repay the same in whole or in part and reborrow hereunder at any time and from time to time during the Commitment Period.

B.      Swing Loans.

        Subject to the terms and conditions of this Agreement, during the Commitment Period, the Agent may make a Swing Loan or Swing Loans to Borrower in such amount or amounts as Borrower may from time to time request, but not exceeding in aggregate principal amount at any one time outstanding the Swing Loan Commitment. Each Swing Loan shall be due and payable on the earlier of (a) demand made by the Agent at any time upon one (1) Cleveland Banking Day's prior notice to the Borrower, (b)the twentieth (20th) day after the date that such Swing Loan is made, or (c) the last day of the Commitment Period; provided that if no Possible Default shall have occurred and be continuing at the time of such demand, then the Borrower shall, immediately after the Borrower learns of such demand, if and to the extent that the Borrower is permitted to borrow Revolving Loans under the terms of this Agreement at the time of such demand, be deemed to have submitted a request for a Revolving Loan in an amount necessary to repay the amount demanded, and the provisions of Section 2.lA hereof concerning minimum principal amounts and integral multiples thereof required for requesting Revolving Loans shall not apply to Revolving Loans made pursuant to this paragraph.

        Each Swing Loan shall bear interest at a fixed rate per annum which shall be an interest rate agreed upon by the Agent and the Borrower which has requested the Swing Loan. Each Swing Loan shall be drawn down in aggregate amounts of not less than One Hundred Thousand Dollars ($100,000), increased by increments of Fifty Thousand Dollars ($50,000). Borrower shall pay interest to the Agent, for the sole benefit of the Agent, on the unpaid principal amount of each Swing Loan outstanding from time to time from the date thereof until paid, on the last day of each succeeding March, June, September and December of each year and at the maturity thereof. Each Swing Loan shall bear interest for a minimum of one (1) day.

        The obligation of Borrower to repay the Swing Loans and to pay interest thereon shall be evidenced by a Swing Loan Note of Borrower substantially in the form of Exhibit B hereto, with appropriate insertions, dated the date of this Agreement and payable to the order of the Agent on the last day of the Commitment Period in the principal amount of the Swing Loan Commitment, or, if less, the aggregate unpaid principal amount of Swing Loans made hereunder by the Agent. If an Event of Default shall occur hereunder, the principal of the Swing Loan Note and the unpaid interest thereon shall bear interest, until paid, at the Default Rate. Subject to the provisions of this Agreement, Borrower shall be entitled to borrow funds, repay the same in whole or in part and reborrow hereunder at any time and from time to time during the Commitment Period.

        The Agent shall not make any Swing Loan under the Swing Line if, after giving effect thereto, (a) the sum of the then aggregate outstanding principal amount of all Loans would exceed the Total Commitment Amount, or (b) the aggregate outstanding principal amount of all Swing Loans would exceed the Swing Loan Commitment. The Agent shall at no time be obligated to make any Swing Loan. The Agent shall not, without the approval of the Majority Banks, make a Swing Loan if the Agent shall have actual knowledge that a Possible Default has occurred and is continuing.

        Each Bank shall be deemed to have unconditionally and irrevocably purchased a pro rata risk participation from the Agent in the Swing Loans, without recourse or warranty (except that the outstanding Swing Loans in fact were made by the Agent, have not been repaid, and have not been sold or assigned by the Agent) in an amount equal to such Bank's Commitment Percentage times the amount outstanding on the Swing Loan Note. In addition, from and after the date that any Bank funds such participation, such Bank shall, to the extent of its Commitment Percentage, be entitled to receive a ratable portion of any payment of principal and interest received by the Agent on account of such Swing Loans, payable promptly to such Bank upon receipt; provided, however, that at such time as the Banks provide funds for purchase of such risk participation, the interest payable thereon shall be at a rate of interest in accordance with Section 2.1A hereof.

        The Agent may at any time, without notice to or the consent of the Borrower, terminate the Swing Line and cause Revolving Loans to be made by the Banks in an aggregate amount equal to the amount of principal and interest outstanding under the Swing Line, and the conditions precedent set forth in
Section 2.2 hereof shall not apply to such Revolving Loans. The proceeds of such Revolving Loans shall be paid to the Agent for payment of the Swing Loan Note. The Revolving Loans resulting therefrom shall bear interest in accordance with
Section 2.1A hereof.

        SECTION 2.2. CONDITIONS TO LOANS. The obligation of each Bank to make Loans hereunder is conditioned, in the case of each borrowing hereunder, upon:

        (a) All conditions precedent to the consummation of the Merger shall have been satisfied in accordance with the terms of the Merger Agreement, the Merger shall have become effective under applicable law, and the Banks shall have received a certificate from the secretary or assistant secretary of Borrower to such effect, attaching a true and complete copy of the duly executed certificate of merger. No material conditions precedent to Borrower's obligations to consummate such transactions shall have been waived without the prior written consent of the Agent and the Banks;

        (b) receipt by the Agent of a Notice of Loan, in the form of Exhibit C hereto, from Borrower by 11:00 AM on the proposed date of borrowing, such notice to provide the aggregate amount of the Prime Rate Loans, and, if LIBOR Loans are requested, three (3) London Banking Days' notice of the proposed date, such notice to provide the aggregate amount and initial Interest Period of such LIBOR Loans. The Agent shall notify each Bank of the date, amount and initial Interest Period (if applicable) promptly upon the receipt of such notice, and, in any event, by 1:00 P.M. on the date such notice is received. On the date such Loan is to be made, each Bank shall provide the Agent not later than 3:00 P.M. Cleveland time, with the amount in federal or other immediately available funds, required of it;

        (c) the fact that no Possible Default shall then exist or immediately after the Loan would exist; and

        (d) the fact that the representations and warranties contained in
Article VI hereof shall be true and correct in all material respects with the same force and effect as if made on and as of the date of such Loan except to the extent that any thereof expressly relate to an earlier date .

The obligation of the Agent to make Swing Loans hereunder is conditioned, in each case, upon (i) its consent to do so, (ii) receipt by the Agent of notice from Borrower by 11:00 AM on the proposed date which states the aggregate amount and maturity of the borrowing, and (iii) (c) and (d) above. Each request for a Loan by Borrower hereunder shall be deemed to be a .representation and warranty by Borrower as of the date of such request as to the facts specified in (c) and
(d) above.

        SECTION 2.3. PAYMENT ON NOTES, ETC. All payments of principal, interest and facility and other fees shall be made to the Agent in immediately available funds for the account of the Banks (except that Swing Loan payments shall be solely for the account of the Agent unless the Banks have advanced funds on a Swing Loan), and the Agent (on such day if such payment is received by the Agent prior to 1:00 P.M. and on the next Cleveland Banking Day if received after 1:00 P.M.) shall distribute to each Bank its ratable share of the amount of principal, interest, and facility and other fees received by it for the account of such Bank. Each Bank shall record (a) any principal, interest or other payment, and (b) the principal amount of the Prime Rate Loans and the LIBOR Loans and all prepayments thereof and the applicable dates with respect thereto, and the Agent shall record Swing Loans and payments thereof, by such method as such Bank may generally employ; provided, however, that failure to make any such entry shall in no way detract from Borrower's obligations under each such Note. The aggregate unpaid amount of Loans set forth on the records of each Bank shall be rebuttably presumptive evidence of the principal and interest owing and unpaid on each Note. Whenever any payment to be made here under, including without limitation any payment to be made on any Note, shall be stated to be due on a day which is not a Cleveland Banking Day, such payment shall be made on the next succeeding Cleveland Banking Day and such extension of time shall in each case be included in the computation of the interest payable on such Note; provided, however, that with respect to any LIBOR Loan, if the next succeeding Cleveland Banking Day falls in the succeeding calendar month, such payment shall be made on the preceding Cleveland Banking Day and the relevant Interest Period shall be adjusted accordingly.

        SECTION 2.4. PREPAYMENT. Borrower shall have the right at any time or from time to time to prepay on a pro rata basis, all or any part of the principal amount of the Notes then outstanding as designated by Borrower, plus interest accrued on the amount so prepaid to the date of such prepayment. Borrower shall give the Agent notice of prepayment of any Prime Rate Loans or Swing Loans by not later than 11:00 A.M. Cleveland time on the Cleveland Banking Day such prepayment is to be made and written notice of the prepayment of any LIBOR Loan not later than 1:00 P.M. Cleveland time three London Banking Days before the Cleveland Banking Day on which such prepayment is to be made. Prepayments of Prime Rate Loans and Swing Loans shall be without any premium or penalty . In any case of prepayment of any LIBOR Loans, Borrower agrees that if Adjusted LIBOR as determined as of 11:00 P.M. London time, three (3) London Banking Days prior to the date of prepayment of any LIBOR Loans (hereinafter, "Prepayment LIBOR") shall be lower than the last Adjusted LIBOR previously determined for those LIBOR Loans with respect to which prepayment is intended to be made (hereinafter, "Last LIBOR"), then Borrower shall, upon written notice by the Agent, promptly pay to the Agent, for the account of each of the Banks, in immediately available funds, a prepayment penalty equal to the product of (a) a rate (the "Prepayment Penalty Rate") which shall be equal to the difference between the Last LIBOR and the Prepayment LIBOR, times (b) all or such part of the principal amounts of the Notes as relate to the LIBOR Loans to be prepaid, times (c) the quotient obtained by dividing (i) the number of days in the period commencing with the date on which such prepayment is to be made to that date which coincides with the last day of the Interest Period previously established when the LIBOR Loans, which are to be prepaid, were made by (ii) three hundred sixty (360). In addition, Borrower shall immediately pay directly to the Agent, for the account of the Banks, the amount of any additional costs or expenses (including, without limitation, cost of telex, wires, or cables) incurred by the Agent or the Banks in connection with the prepayment, upon Borrower's receipt of a written statement from the Agent. Each prepayment of a LIBOR Loan shall be in the aggregate principal sum of not less than One Million Dollars ($1,000,000). In the event Borrower cancels a proposed LIBOR Loan subsequent to the delivery to the Agent of the notice of the proposed date, aggregate amount and initial Interest Period of such Loan, but prior to the draw down of funds thereunder, such cancellation shall be treated as a prepayment subject to the aforementioned prepayment penalty.

        SECTION 2.5. FEES; TERMINATION OR REDUCTION OF COMMITMENTS . Borrower agrees to pay to Agent, for the ratable account of each Bank, as a consideration for its Commitment hereunder, a quarterly facility fee equal to (a) the Applicable Facility Fee Rate, times (b) the Commitment, times (c) the quotient obtained by dividing (i) the number of days in the calendar quarter, by (ii) three hundred sixty (360). The facility fee shall be payable in arrears on June 30, 1996 and on the last day of each calendar quarter thereafter. Borrower may at any time or from time to time terminate in whole or ratably in part the Commitments of the

Banks hereunder to an amount not less than the aggregate principal amount of the Loans then outstanding, by giving the Agent not fewer than five (5) Cleveland Banking Days' notice, provided that any such partial termination shall be in an aggregate amount for all of the Banks of Five Million Dollars ($5,000,000) increased by increments of One Million Dollars ($1,000,000). The Agent shall promptly notify each Bank of its proportionate amount and the date of each such termination. After each such termination, the facility fees payable hereunder shall be calculated upon the Commitments of the Banks as so reduced. If Borrower terminates in whole the Commitments of the Banks, on the effective date of such termination (Borrower having prepaid in full the unpaid principal balance, if any, of the Notes outstanding, together with all interest (if any) and facility and other fees accrued and unpaid), all of the Notes outstanding shall be delivered to the Agent marked "Canceled" and redelivered to Borrower. Any partial reduction in the Commitments of the Banks shall be effective during the remainder of the Commitment Period.

        SECTION 2.6. COMPUTATION OF INTEREST AND FEES. Interest on Loans, expenses and facility and other fees and charges hereunder shall be computed on the basis of a year having three hundred sixty (360) days and calculated for the actual number of days elapsed. In no event shall the rate of interest hereunder exceed the rate allowable by law.


           ARTICLE III. ADDITIONAL PROVISIONS RELATING TO LIBOR LOANS

        SECTION 3.1. RESERVES OR DEPOSIT REQUIREMENTS, ETC. If at any time any law, treaty or regulation (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the interpretation thereof by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority shall impose (whether or not having the force of law), modify or deem applicable any reserve and/or special deposit requirement (other than reserves included in the Reserve Percentage, the effect of which is reflected in the interest rate(s) of the LIBOR Loan(s) in question) against assets held by, or deposits in or for the amount of any Loans by, any Bank, and the result of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to such Bank of making or maintaining hereunder LIBOR Loans or to reduce the amount of principal or interest received by such Bank with respect to such LIBOR Loans, then, upon demand by such Bank, Borrower shall pay to such Bank from time to time on Interest Adjustment Dates with respect to such LIBOR Loans, as additional consideration hereunder, additional amounts sufficient to fully compensate and indemnify such Bank for such increased cost or reduced amount, assuming (which assumption such Bank need not corroborate) such additional cost or reduced amount was allocable to such LIBOR Loans. A certificate as to the increased cost or reduced amount as a result of any event mentioned in this Section 3.1, setting forth the calculations therefor, shall be promptly submitted by such Bank to Borrower and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof. Notwithstanding any other provision of this Agreement, after any such demand for compensation by any Bank, Borrower, upon at least three (3) Cleveland Banking Days' prior written notice to such Bank through the Agent, may prepay the affected LIBOR Loans in full or convert all LIBOR Loans to Prime Rate Loans regardless of the Interest Period of any thereof. Any such prepayment or conversion shall be subject to the prepayment penalties set forth in Section 2.4 hereof. Each Bank shall notify Borrower as promptly as practicable (with a copy thereof delivered to the Agent) of the existence 6f any event which will likely require the payment by Borrower of any such additional amount under this Section.

        SECTION 3.2. TAX LAW, ETC. In the event that by reason of any law, regulation or requirement or in the interpretation thereof by an official authority, or the imposition of any requirement of any central bank whether or not having the force of law, any Bank shall, with respect to this Agreement or any transaction under this Agreement, be subjected to any tax, levy, impost, charge, fee, duty, deduction or withholding of any kind whatsoever (other than any tax imposed upon the total net income of such Bank) and if any such measures or any other similar measure shall result in an increase in the cost to such Bank of making or maintaining any LIBOR Loan or in a reduction in the amount of principal, interest or facility fee receivable by such Bank in respect thereof, then such Bank shall promptly notify Borrower stating the reasons therefor. Borrower shall thereafter pay to such Bank upon demand from time to time on Interest Adjustment Dates with respect to such LIBOR Loans, as additional consideration hereunder, such additional amounts as shall fully compensate such Bank for such increased cost or reduced amount. A certificate as to any such increased cost or reduced amount, setting forth the calculations therefor, shall be submitted by such Bank to Borrower and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

        If any Bank receives such additional consideration from Borrower pursuant to this Section 3.2, such Bank shall use its best efforts to obtain the benefits of any refund, deduction or credit for any taxes or other amounts on account of which such additional consideration has been paid and shall reimburse Borrower to the extent, but only to the extent, that such Bank shall receive a refund of such taxes or other amounts together with any interest thereon or an effective net reduction in taxes or other governmental charges (including any taxes imposed on or measured by the total net income of such Bank) of the United States or any state or subdivision thereof by virtue of any such deduction or credit, after first giving effect to all other deductions and credits otherwise available to such Bank. If, at the time any audit of such Bank's income tax return is completed, such Bank determines, based on such audit, that it was not entitled to the full amount of any refund reimbursed to Borrower as aforesaid or that its net income taxes are not reduced by a credit or deduction for the full amount of taxes reimbursed to Borrower as aforesaid, Borrower, upon demand of such Bank, shall promptly pay to such Bank the amount so refunded to which such Bank was not so entitled, or the amount by which the net income taxes of such Bank were not so reduced, as the case may be .

        Notwithstanding any other provision of this Agreement, after any such demand for compensation by any Bank, Borrower, upon at least three (3) Cleveland Banking Days' prior written notice to such Bank through the Agent, may prepay the affected LIBOR Loans in full or convert all LIBOR Loans to Prime Rate Loans regardless of the Interest Period of any thereof. Any such prepayment or conversion shall be subject to the prepayment penalties set forth in Section 2.4 hereof.

        SECTION 3.3. EURODOLLAR DEPOSITS UNAVAILABLE OR INTEREST RATE UNASCERTAINABLE. In respect of any LIBOR Loans, in the event that the Agent shall have determined that dollar deposits of the relevant amount for the relevant Interest Period for such LIBOR Loans are not available to the Reference Bank in the applicable Eurodollar market or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the LIBOR rate applicable to such Interest Period, as the case may be, the Agent shall promptly give notice of such determination to Borrower and
(a) any notice of new LIBOR Loans (or conversion of existing Loans to LIBOR Loans) previously given by Borrower and not yet borrowed (or converted, as the case may be) shall be deemed a notice to make Prime Rate Loans, and (b) Borrower shall be obligated either to prepay, or to convert to Prime Rate Loans, any outstanding LIBOR Loans on the last day of the then current Interest Period or Periods with respect thereto .

        SECTION 3.4. INDEMNITY. Without prejudice to any other provisions of this Article III, Borrower hereby agrees to indemnify each Bank against any loss or expense which such Bank may sustain or incur as a consequence of any default by Borrower in payment when due of any amount hereunder in respect of any LIBOR Loan, including, but not limited to, any loss of profit, premium or penalty incurred by such Bank in respect of funds borrowed by it for the purpose of making or maintaining such LIBOR Loan, as determined by such Bank in the exercise of its sole but reasonable discretion. A certificate as to any such loss or expense shall be promptly submitted by such Bank to Borrower and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

        SECTION 3.5. CHANGES IN LAW RENDERING LIBOR LOANS UNLAWFUL. If at any time any new law, treaty or regulation, or any change in any existing law, treaty or regulation, or any interpretation thereof by any governmental or other regulatory authority charged with the administration thereof, shall make it unlawful for any Bank to fund any LIBOR Loans which it is committed to make hereunder with moneys obtained in the Eurodollar market, the Commitment of such Bank to fund LIBOR Loans shall, upon the happening of such event forthwith be suspended for the duration of such illegality, and such Bank shall by written notice to Borrower and the Agent declare that its Commitment with respect to such Loans has been so suspended and, if and when such illegality ceases to exist, such suspension shall cease and such Bank shall similarly notify Borrower and the Agent. If any such change shall make it unlawful for any Bank to continue in effect the funding in the applicable Eurodollar market of any LIBOR Loan previously made by it hereunder, such Bank shall, upon the happening of such event, notify Borrower, the Agent and the other Banks thereof in writing stating the reasons therefor, and Borrower shall, on the earlier of (a) the last day of the then current Interest Period or (b) if required by such law, regulation or interpretation, on such date as shall be specified in such notice, either convert all LIBOR Loans to Prime Rate Loans or prepay all LIBOR Loans to the Banks in full. Any such prepayment or conversion shall be subject to the prepayment penalties described in Section 2.4 hereof.

        SECTION 3.6. FUNDING. Each Bank may, but shall not be required to, make LIBOR Loans hereunder with funds obtained outside the United States.

                        ARTICLE IV. CONDITIONS PRECEDENT

        The obligation of each Bank to make its first Loan hereunder is subject to Borrower furnishing to each Bank the following:

        SECTION 4.1. NOTES. Borrower shall have executed and delivered to the Agent, each Bank's Revolving Credit Note and Swing Line Note.

        SECTION 4.2. GUARANTIES OF PAYMENT. Each of AMSCO International, Inc., Medical & Environmental Designs, Inc., Ecomed, Inc., American Sterilizer Company, AMSCO Sterile Recoveries, Inc., AMSCO International Sales Corporation, AMSCO Canada Inc., HAS, Inc., AMSCO Europe, Inc., AMSCO Asia Pacific, Inc. and AMSCO Latin America, Inc. shall have executed and delivered its Guaranty of Payment to the Agent.

        SECTION 4.3. RESOLUTIONS, ORGANIZATIONAL DOCUMENTS . Certified copies of
(a) the resolutions of the board of directors of Borrower evidencing approval of the execution of the Loan Documents and the execution of other Related Writings to which Borrower is a party, and (b) Borrower's Articles (or Certificate) of Incorporation, bylaws and all amendments thereto (as in effect as of the Effective Date).

        SECTION 4.4. LEGAL OPINION. A favorable opinion of counsel for Borrower in the form of Exhibit F hereto.

        SECTION 4.5. CERTIFICATE OF INCUMBENCY. A certificate of the secretary or assistant secretary of Borrower certifying the names of the officers of Borrower authorized to sign the Loan Documents, together with the true signatures of such officers.

        SECTION 4.6. GUARANTOR OF PAYMENT RESOLUTIONS, ORGANIZATIONAL DOCUMENTS. Certified copies of (a) the resolutions of the boards of directors, or executive committees thereof, of each Guarantor of Payment identified in Section 4.2 hereof, evidencing approval of the execution of its Guaranty of Payment and any other Related Writings to which such Guarantor of Payment is a party, and
(b)each such Guarantor of Payment's Articles (or Certificate) of Incorporation, bylaws and all amendments thereto.

        SECTION 4.7. GUARANTOR OF PAYMENT LEGAL OPINIONS. A favorable opinion of counsel for each Guarantor of Payment in the form of Exhibit F hereto.

        SECTION 4.8. GUARANTOR OF PAYMENT CERTIFICATES OF INCUMBENCY. A certificate of the secretary or assistant secretary of each Guarantor of Payment certifying the names of the officers of such Guarantor of Payment authorized to sign its Guaranty of Payment and any other Related Writings to which such Guarantor of Payment is a party.

        SECTION 4.9. GOOD STANDING CERTIFICATES. A good standing certificate for Borrower and each Guarantor of Payment identified in Section 4.2 above, issued on or about the date hereof by the Secretary of State in the state(s) where Borrower or Guarantor of Payment is incorporated or qualified as a foreign corporation.

        SECTION 4.10. AGENT FEE. Borrower shall pay to the Agent, for its sole benefit, fees as set forth in the Agent Fee Letter between Borrower and the Agent, and dated as of the Closing Date.

        SECTION 4.11. LIEN SEARCHES. With respect to the property owned by Borrower and its Subsidiaries: (a) the results of U.C.C. lien searches, satisfactory to the Agent and the Banks; and (b) the results of federal and state tax lien and judicial lien searches regarding Borrower and its Subsidiaries, satisfactory to the Agent and the Banks.

        SECTION 4.12. MERGER APPROVALS.

        (a) Certified copy of resolutions of the board of directors and shareholders of Borrower evidencing approval of the Merger Agreement and the transactions contemplated thereby .

        (b) Certified copy of resolutions of the board of directors and shareholders of AMSCO evidencing approval of the Merger Agreement and the transactions contemplated thereby .

        SECTION 4.13. RECEIPT OF DOCUMENTS. Copies of the Merger Agreement, the Offering Documents and such other documents relating to the Merger, this Agreement or the transactions contemplated thereby or hereby as requested by Banks, certified as true and complete copies thereof by the secretary or assistant secretary of Borrower or AMSCO, as appropriate .

        SECTION 4.14. MISCELLANEOUS. Such other items as may be reasonably required by the Agent or the Banks.


                              ARTICLE V. COVENANTS

        Borrower agrees that so long as the Commitments remain in effect and thereafter until the principal of and interest on all Notes and all other payments and fees due hereunder shall have been paid in full, Borrower shall perform and observe, and shall cause each Subsidiary to perform and observe, each of the following provisions, namely:

        SECTION 5.1. INSURANCE. Each Company shall (a) maintain insurance to such extent and against such hazards and liabilities as is commonly maintained by companies similarly situated; and (b) within ten (10) days of any Bank's written request, furnish to such Bank such information about any Company's insurance as that Bank may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to such Bank and certified by an officer of such Company.

        SECTION 5.2. MONEY OBLIGATIONS. Each Company shall pay in full (a) prior in each case to the date when penalties would attach, all taxes, assessments and governmental charges and levies (except only those so long as and to the extent that the same shall be contested in good faith by appropriate and timely proceedings) for which it may be or become liable or to which any or all of its properties may be or become subject; (b) all of its wage obligations to its employees in compliance with the Fair Labor Standards Act (29 U.S.C. 206-207) or any comparable provisions; and (c) all of its other obligations calling for the payment of money (except only those so long as and to the extent that the same shall be contested in good faith) before such payment becomes overdue.

        SECTION 5.3. FINANCIAL STATEMENTS . The Borrower shall furnish to each
Bank:

        (a) within forty-five (45) days after the end of each of the first three quarter-annual periods of each fiscal year, balance sheets of Borrower and its Subsidiaries as of the end of such period and statements of income (loss), shareholders' equity and cash flow for the quarter and fiscal year to date periods, all prepared on a consolidated basis, in accordance with GAAP, and in form and detail satisfactory to the Banks and certified by Financial Officers of the Borrower;

        (b) within ninety (90) days after the end of each fiscal year, an annual audit report of the Borrower and its Subsidiaries for that year prepared on a consolidated, in accordance with GAAP, and in form and detail satisfactory to the Banks and certified by an independent public accountant satisfactory to the Banks, which report shall include balance sheets and statements of income
(loss), shareholders' equity and cash-flow for that period, together with a certificate by the accountant setting forth the Possible Defaults coming to its attention during the course of its audit or, if none, a statement to that effect;

        (c) concurrently with the delivery of the financial statements set forth in (a) and (b) above, a Compliance Certificate in the form of Exhibit D hereto;

        (d) within ninety (90) days after the end of each fiscal year of Borrower, annual pro-forma projections of Borrower and its Subsidiaries for the then current fiscal year and the next two succeeding fiscal years, to be in form acceptable to the Agent;

        (e) as soon as available, copies of all notices, reports, definitive proxy or other statements and other documents sent by Borrower to its shareholders, to the holders of any of its debentures or bonds or the trustee of any indenture securing the same or pursuant to which they are issued, or sent by Borrower (in final form) to any securities exchange or over the counter authority or system, or to the Securities and Exchange Commission or any similar federal agency having regulatory jurisdiction over the issuance of Borrower's securities; and

        (f) within ten (10) days of any Bank's written request, such other information about the financial condition, properties and operations of any Company as such Bank may from time to time reasonably request, which information shall be submitted in form and detail satisfactory to such Bank and certified by a Financial Officer of the Company or Companies in question.

        SECTION 5.4. FINANCIAL RECORDS. Each Company shall at all times maintain true and complete records and books of account including, without limiting the generality of the foregoing, appropriate reserves for possible losses and liabilities, all in accordance with GAAP, and at all reasonable times (during normal business hours and upon notice to the Company in question) permit the Banks to examine that Company's books and records and to make excerpts therefrom and transcripts thereof.

        SECTION 5.5. FRANCHISES. Each Company shall preserve and maintain at all times its existence, rights and franchises, except as provided in Section 5.14.

        SECTION 5.6. ERISA COMPLIANCE. No Company shall incur any material accumulated funding deficiency within the meaning of ERISA, or any material liability to the PBGC, established thereunder in connection with any ERISA Plan. Borrower shall furnish to the Banks (a) as soon as possible and in any event within thirty (30) days after any Company knows or has reason to know that any Reportable Event, as defined under ERISA Section 4043, with respect to any ERISA Plan has occurred, a statement of the Financial Officer of such Company, setting forth details as to such Reportable Event and the action which such Company proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC if a copy of such notice is available to such Company, and (b) promptly after receipt thereof a copy of any notice such Company, or any member of the Controlled Group may receive from the PBGC or the Internal Revenue Service with respect to any ERISA Plan administered by such Company; provided, that this latter clause shall not apply to notices of general application promulgated by the PBGC or the Internal Revenue Service, or to notices relating to ministerial errors or other minor compliance errors. Borrower shall promptly notify the flanks of any material taxes assessed, proposed to he assessed or which Borrower has reason to believe may be assessed against a Company by the Internal Revenue Service with respect to any ERISA Plan. As used in this Section "material" means the measure of a matter of significance which shall be determined as being an amount equal to five per cent (5%) of the Consolidated Net Worth of Borrower and its Subsidiaries. As soon as practicable, and in any event within twenty (20) days, after any Company becomes aware that an ERISA Event has occurred, such Company shall provide Bank with notice of such ERISA Event with a certificate by the chief financial officer or other authorized officer of such Company setting forth the details of the event and the action such Company or another Controlled Group member proposes to take with respect thereto. Borrower shall, at the request of the Agent or any Bank, deliver or caused to be delivered to the Agent or such Bank, as the case may be, true and correct copies of any documents relating to the ERISA Plan of any Company.

        SECTION 5.7. INTEREST COVERAGE. Borrower shall not suffer or permit at any time, for Borrower and its Subsidiaries, the ratio of Consolidated EBIT to Consolidated Interest Expense to be less than 3.00 to 1.00, based upon Borrower's financial statements for the most recent calendar quarter and the three (3) previous calendar quarters (on a rolling four (4) quarter basis); provided that, anything herein to the contrary notwithstanding, for any period prior to June 30, 1997, each such calculation pursuant to this Section shall exclude any calendar quarters prior to the calendar quarter ending June 30, 1996.

        SECTION 5.8. CONSOLIDATED NET WORTH. Borrower shall not suffer or permit its Consolidated Net Worth at any time, based upon Borrower's financial statements for the most recent calendar quarter, to fall below the current minimum amount required, which current minimum amount required shall be (a) One Hundred Seventy Five Million Dollars ($175,000,000) on the Effective Date through September 29, 1996, (b) increasing on September 30, 1996, by fifty percent (50%) of Borrower's Consolidated Net Earnings for the calendar quarter ending September 30, 1996, and (c) further increasing on the last day of each subsequent calendar quarter by an additional fifty percent (50%) of Borrower's Consolidated Net Earnings for such calendar quarter then ended; provided, however, that (i) if Borrower engages in an equity offering, the Consolidated Net Worth required hereunder shall be immediately increased, on the date of such offering, by one hundred percent (100%) of the net proceeds of such offering, and (ii) the Consolidated Net Worth required hereunder shall never be decreased due to losses of Borrower and its Subsidiaries.

        SECTION 5.9. LEVERAGE. Borrower shall not suffer or permit at any time, for Borrower and its Subsidiaries, on a consolidated basis, the ratio of (a) (i) Funded Senior Debt, plus (ii) Subordinated Indebtedness, to (b) (i) Funded Senior Debt, plus (ii) Subordinated Indebtedness, plus (iii) Consolidated Net Worth, to be greater than .40 to 1.00, based upon the financial statements of Borrower and its Subsidiaries for the most recent calendar quarter.

        SECTION 5.10. BORROWING. No Company shall create, incur or have outstanding any obligation for borrowed money or any Indebtedness of any kind; provided, that this Section shall not apply to (a) the Loans; (b) any loans granted to Borrower evidenced by promissory notes, installment contracts, or financing leases executed pursuant to any other agreement now or hereafter in effect so long as the aggregate principal amount of all such loans does not exceed Twenty Five Million Dollars ($25,000,000) at any one time outstanding;
(c) the Indebtedness set forth in Schedule 2 attached hereto and made a part hereof, including refinancings and renewals so long as the original principal amount of such Indebtedness is not increased; (d) loans to a Company from a Company so long as each such Company is a Guarantor of Payment; or (e) reimbursement and other obligations under any letter of credit, currency swap or forward contract or agreement, interest rate swap, cap collar or floor agreement or other interest rate or other risk management device..

        SECTION 5.11. LIENS. No Company shall create, assume or suffer to exist any Lien upon any of its property or assets whether now owned or hereafter acquired; provided that this Section shall not apply to the following:

        (a) Liens for taxes not yet due or which are being actively contested in good faith by appropriate proceedings;

        (b) other statutory Liens incidental to the conduct of its business or the ownership of its property and assets which (i) were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and (ii) which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

        (c) Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to Borrower or a Guarantor of Payment;

        (d) purchase money Liens on real estate and fixed assets securing the loans pursuant to Section 5.10 (b) hereof; and

        (e) Liens on assets of the Companies, as listed on Schedule 3 hereto.

Borrower shall not, nor shall Borrower permit any Subsidiary to enter into any contract or agreement which would prohibit the Agent or the Banks from acquiring a security interest, mortgage or other Lien on, or a collateral assignment of, any of the property or assets of Borrower and/or any of its Subsidiaries.

        SECTION 5.12. REGULATIONS U and X. No Company shall take any action that would result in any non-compliance of the Loans with Regulations U and X of the Board of Governors of the Federal Reserve System.

        SECTION 5.13. INVESTMENTS. No Company shall (a) create, acquire or hold any Subsidiary, (b) make or hold any investment in any stocks, bonds or securities of any kind, (c) be or become a party to any joint venture or other partnership without the prior written consent of the Majority Banks and the Agent, (d) make or keep outstanding any advance or loan, or (e) be or become a Guarantor of any kind, except guarantees securing only indebtedness of the Companies incurred or permitted pursuant to this Agreement; provided, that this Section shall not apply to (i) any endorsement of a check or other medium of payment for deposit or collection through normal banking channels or similar transaction in the normal course of business, (ii) any investment in direct obligations of the United States of America or in certificates of deposit issued by a member bank of the Federal Reserve System with a long term bank deposit rating of "A" or better by Standard & Poor's Corporation, (iii) any investment in commercial paper or securities which at the time of such investment is assigned the highest quality rating in accordance with the rating systems employed by either Moody's Investor Service, Inc. or Standard and Poor's Corporation; (iv) the holding of Subsidiaries listed on Schedule 4 attached hereto and made a part hereof; (v) loans or advances to employees in the ordinary course of business; (vi) loans from Borrower to a Guarantor of Payment; or (vii) loans from Borrower to a Subsidiary, so long as (A) all loans to any Subsidiary, which is not a Guarantor of Payment, are not in excess of the aggregate amount of Seven Million Five Hundred Thousand Dollars ($7,500,000), and (B) all loans to all Subsidiaries, which are not Guarantors of Payment, are not in excess of the aggregate amount of Twenty Five Million Dollars ($25,000,000). In addition, any loan by Borrower to a Guarantor of Payment, as provided in subpart (vi) of this Section, in excess of Twenty Five Million Dollars ($25,000,000) shall be evidenced by a promissory note pledged to the Banks as security for the Debt, with such security agreement to be in form and substance satisfactory to the Agent.

        SECTION 5.14. MERGER AND SALE OF ASSETS. No Company shall merge or consolidate with any other corporation or sell, lease or transfer or otherwise dispose of all or a substantial part of its assets to any Person or entity, except that if no Possible Default shall then exist or immediately thereafter shall begin to exist,

        (a) any Subsidiary may merge with (i) Borrower (provided that Borrower shall be the continuing or surviving corporation) or (ii) any one or more Guarantors of Payment, provided that either (x) the continuing or surviving corporation shall be a Wholly-Owned Subsidiary which is a Guarantor of Payment, or (y) after giving effect to any merger pursuant to this sub-clause (ii), Borrower and/or one or more Wholly-Owned Subsidiaries which are Guarantors of Payment shall own not less than the same percentage of the outstanding Voting Stock of the continuing or surviving corporation as Borrower and/or one or more Wholly-Owned Subsidiaries (which are Guarantors of Payment) owned of the merged Subsidiary immediately prior to such merger, or

        (b) any Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to (i) Borrower, (ii) any Wholly-Owned Subsidiary which is a Guarantor of Payment, or (iii) any Guarantor of Payment, of which Borrower and/or one or more Wholly-Owned Subsidiaries, which are Guarantors of Payment, shall own not less than the same percentage of Voting Stock as Borrower and/or one or more Wholly-Owned Subsidiaries (which are Guarantors of Payment) then own of the Subsidiary making such sale, lease, transfer or other disposition.

        (c) in addition to (a) and (b) above, the Companies may, during any twelve (12) month period, sell, transfer or otherwise dispose of assets not in excess of the aggregate fair market value, for all Companies and all such assets, of Twenty Five Million Dollars ($25,000,000).

        SECTION 5.15. ACQUISITIONS. No Company shall acquire or permit any Subsidiary to acquire the assets or stock of any other corporation; provided, however, that Borrower or any Guarantor of Payment may acquire the stock or assets of another corporation so long as (a) Borrower or such Guarantor of Payment, as the case may be, is the surviving entity, and (b) the Companies are in full compliance with the Loan Documents both prior to and subsequent to the transaction. In addition, for any acquisition by Borrower in which the aggregate consideration paid by the Companies exceeds the aggregate amount of Twenty Five Million Dollars ($25,000,000), Borrower shall provide to the Agent and the Banks, at least ten (10) days prior to such acquisition, a pro forma financial statement of Borrower showing compliance with Sections 5.7, 5.8 and 5.9 hereof, both before and after the acquisition.

        SECTION 5.16. NOTICE. Borrower shall cause its Financial Officer to promptly notify the Banks whenever any Possible Default may occur hereunder or any other representation or warranty made in Article VI hereof or elsewhere in this Agreement or in any Related Writing may for any reason cease in any material respect to be true and complete.

        SECTION 5.17. ENVIRONMENTAL COMPLIANCE. Each Company shall comply in all material respects with any and all Environmental Laws including, without limitation, all Environmental Laws in jurisdictions in which any Company owns or operates a facility or site, arranges for disposal or treatment of hazardous substances, solid waste or other wastes, accepts for transport any hazardous substances, solid waste or other wastes or holds any interest in real property or otherwise. Borrower shall furnish to the Banks promptly after receipt thereof a copy of any notice any Company may receive from any governmental authority, private person or entity or otherwise that any material litigation or proceeding pertaining to any environmental, health or safety matter has been filed or is threatened against such Company, any real property in which such Company holds any interest or any past or present operation of such Company. No Company shall allow the release or disposal of hazardous waste, solid waste or other wastes on, under or to any real property in which any Company holds any interest or performs any of its operations, in violation of any Environmental Law. As used in this Section, "litigation or proceeding" means any demand, claim, notice, suit, suit in equity action, administrative action, investigation or inquiry whether brought by any governmental authority, private person or entity or otherwise. Borrower shall defend, indemnify and hold the Agent and Banks harmless against all costs, expenses, claims, damages, penalties and liabilities of every kind or nature whatsoever (including attorneys fees) arising out of or resulting from the noncompliance of any Company with any Environmental Law.

        SECTION 5.18. CORPORATE NAMES. No Company shall change its corporate name, unless, in each case, Borrower shall provide each Bank with thirty (30) days prior written notice thereof.

        SECTION 5.19. SUBSIDIARY GUARANTIES. Upon the request of the Agent or the Majority Banks, each Subsidiary or other affiliate of a Company, created, acquired or held subsequent to the Closing Date, shall execute and deliver to the Agent a Guaranty of Payment of all of the Debt, such agreement to be in form and substance acceptable to the Agent.

        SECTION 5.20. AMSCO INDENTURE. Borrower shall comply fully with all obligations imposed upon it pursuant to the AMSCO Indenture by virtue of the Merger, including but not limited to obligations arising under Sections 3.07,
5.01 and 11.16 of the AMSCO Indenture.

        SECTION 5.21. USE OF PROCEEDS. Borrower's use of the proceeds of the Notes shall be solely for working capital and other general corporate purposes of Borrower and its Subsidiaries which are Guarantors of Payment and for acquisition purposes consistent with the restrictions set forth in Section 5.15 hereof.


                   ARTICLE VI. REPRESENTATIONS AND WARRANTIES

        Subject only to such exceptions, if any, as may be fully disclosed in an officer's certificate or written opinion of counsel furnished by Borrower to each Bank prior to the execution and delivery hereof, Borrower represents and warrants as follows:

        SECTION 6.1. EXISTENCE. Borrower is a duly organized and validly existing Ohio corporation and is in good standing in the office of Ohio's Secretary of State and is qualified to conduct business as a foreign corporation in each state where the failure to do so would have a material adverse effect on Borrower, and is not required to be qualified to transact business in any other jurisdiction where the failure to do so would have a material adverse effect on Borrower.

        SECTION 6.2. RIGHT TO ACT. The execution, delivery and performance by Borrower of the Loan Documents has been duly authorized by all requisite corporate action. No registration with or approval of any governmental agency of any kind is required for the due execution and delivery or for the enforceability of the Loan Documents. Borrower has legal power and right to execute and deliver the Loan Documents and to perform and observe the provisions of the Loan Documents. By executing and delivering the Loan Documents and by performing and observing the provisions of the Loan Documents, Borrower will not violate any existing provision of its articles of incorporation, code of regulations or by-laws or any applicable law or violate or otherwise become in default under any existing contract or other obligation binding upon Borrower. The officers executing and delivering the Loan Documents on behalf of Borrower have been duly authorized to do so, and the Loan Documents, when executed, are legally binding upon Borrower in every respect.

        SECTION 6.3. LITIGATION AND LIENS. Except for the matters described or referred to in Schedule S hereto, no litigation, investigation or proceeding is pending or threatened against any Company before any court or any administrative agency, including but not limited to the United States Food and Drug Administration, which is reasonably expected to have a material adverse effect on such Company.

        SECTION 6.4. EMPLOYEE BENEFITS PLANS. Schedule 6 identifies each ERISA Plan. No ERISA Event has occurred or is expected to occur with respect to an ERISA Plan. Full payment has been made of all amounts which a Controlled Group member is required, under applicable law or under the governing documents, to have been paid as a contribution to or a benefit under each ERISA Plan. The liability of each Controlled Group member with respect to each ERISA Plan has been fully funded based upon reasonable and proper actuarial assumptions, has been fully insured, or has been fully reserved for on its financial statements. No changes have occurred or are expected to occur that would cause a material increase in the cost of providing benefits under the ERISA Plan. With respect to each ERISA Plan that is intended to be qualified under Code Section 401(a): (i) the ERISA Plan and any associated trust operationally comply with the applicable requirements of Code Section 401(a), (ii) the ERISA Plan and any associated trust have been amended to comply with all such requirements as c currently in effect, other than those requirements for which a retroactive amendment can be made within the "remedial amendment period" available under Code Section 401(b) (as extended under Treasury Regulations and other Treasury pronouncements upon which taxpayers may rely), (iii) the ERISA Plan and any associated trust have received a favorable determination letter from the Internal Revenue Service stating that the ERISA Plan qualifies under Code Section 401(a), that the associated trust qualifies under Code Section 501(a) and, if applicable, that any cash or deferred arrangement under the ERISA Plan qualifies under Code
Section 401(k), unless the ERISA Plan was first adopted at a time for which the above-described "remedial amendment period" has not yet expired, (iv) the ERISA Plan currently satisfies the requirements of Code Section 410(b), without regard to any retroactive amendment that may be made within the above-described "remedial amendment period", and (v) no contribution made to the ERISA Plan is subject to an excise tax under Code Section 4972; and. With respect to any Pension Plan, the "accumulated benefit obligation" of Controlled Group members with respect to the Pension Plan (as determined in accordance with Statement of Accounting Standards No. 87, "Employers' Accounting for Pensions") does not exceed the fair market value of Pension Plan assets. Neither Borrower, nor any Subsidiary has a Multiemployer Plan.

                       SECTION 6.5. COMPLIANCE WITH LAWS.

        Except for the matters described or referred to in Schedule 7 hereto:

        (a) Each Company is in compliance with the requirements of all applicable laws, statutes, regulations, rules or ordinances of any governmental entity, or of any agency thereof.

        (b) Without limiting the foregoing, each Company is in compliance with any and all Environmental Laws including, without limitation, all Environmental Laws in all jurisdictions in which any Company owns or operates, or has owned or operated, a facility or site, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other wastes, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property or otherwise. No material litigation or proceeding arising under, relating to or in connection with any Environmental Law is pending or, to the best of their knowledge, threatened against any Company, any real property in which any Company holds or has held an interest or any past or present operation of any Company. No release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring, or has occurred (other than those that are currently being cleaned up in accordance with Environmental Laws), on, under or to any real property in which any Company holds any interest or performs any of its operations, in violation of any Environmental Law. As used in this Section, "litigation or proceeding" means any demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any governmental authority, private person or entity or otherwise.

        SECTION 6.6. SOLVENCY. Borrower has received consideration which is the reasonable equivalent value of the obligations and liabilities that Borrower has incurred to the Banks. Borrower is not insolvent as defined in any applicable state or federal statute, nor will Borrower be rendered insolvent by the execution and delivery of the Loan Documents. Borrower is not engaged nor is it about to engage in any business or transaction for which the assets retained by it will be an unreasonably small capital, taking into consideration the obligations to the Banks incurred hereunder. Borrower does not intend to, nor does Borrower believe that it will, incur debts beyond its ability to pay them as they mature.

        SECTION 6.7. FINANCIAL STATEMENTS. The December 31, 1995 consolidated financial statements of Borrower, furnished to each Bank, are true and complete, have been prepared in accordance with GAAP, and fairly present Borrower's and each Subsidiary's financial condition as of the date of such financial statements and the results of each Company's operations for the interim period then ending. Since that date, there has been no material adverse change in any Company's financial condition, properties or business nor any change in their accounting procedures.

        SECTION 6.8. REGULATIONS. Borrower is not engaged principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States of America). Neither the granting of the Loans hereunder (or any conversion thereof) nor the use of the proceeds of the Loans will violate, or be inconsistent with, the provisions of Regulation U or X of said Board of Governors.

        SECTION 6.9. LIENS AND SECURITY INTERESTS. On the Closing Date and on the Effective Date, except for Liens permitted pursuant to Section 5.11 hereof and except as set forth in Schedule 3 hereto, (a) Borrower has good and marketable title to all of its properties and assets, (b) there is no financing statement outstanding covering any personal property of Borrower or of any Subsidiary; (c) there is no mortgage outstanding covering any real property of Borrower or of any Subsidiary; and (d) no real or personal property of Borrower or of any Subsidiary is subject to any security interest or Lien of any kind. On the Closing Date and on the Effective Date, neither Borrower nor any Subsidiary has entered into any contract or agreement which would prohibit the Agent or the Banks from acquiring a security interest, mortgage or other Lien on, or a collateral assignment of, any of the property or assets of Borrower or any of its Subsidiaries.

        SECTION 6.10. SUBSIDIARIES. Each Subsidiary of Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. Borrower has no Subsidiaries or affiliates other than those listed on Schedule 4 hereto.

        SECTION 6.11. TAXES. Except for such matters that would not be reasonably likely to have, individually or in the aggregate, a material adverse effect on Borrower, (a) each Company has timely filed all returns and reports required to be filed by it with any taxing authority with respect to taxes for all periods heretofore ended, taking into account any extension of time to file granted to or obtained on behalf of such Company, (b) all taxes required to be paid with respect to the periods covered by such returns or reports and that are due prior to the date hereof have been paid, (c) as of the date hereof, no deficiency for any amount of tax has been asserted or assessed by a taxing authority against any Company, except for amounts which have been paid or for which the affected Borrower has made an adequate reserve as reflected in Borrower's financial statements, (d) all lability for taxes of any Company that are or will become due or payable with respect to periods covered by the financial statements referred to in Section 6.7 have been paid or adequately reserved for on such financial statements to the extent required by GAAP, and
(e) no Company is liable for any taxes arising out of its inclusion in any consolidated, affiliated, combined or unitary group.

        SECTION 6.12. FULL DISCLOSURE. None of the Loan Documents or any schedule or exhibit thereto or document, certificate, report, statement or other information furnished to the Agent or the Banks in connection herewith or therewith or with the consummation of the transactions contemplated hereby or thereby contains any material misstatement of fact nor omits to state a material fact necessary to make the statements contained herein or therein not misleading. There is no fact materially adversely affecting the assets, business, financial position, results of operations or prospects of any Company which has not been set forth in a footnote included in the financial statements referred to in Section 6.7 or in an exhibit or schedule thereto.

        SECTION 6.13. EFFECTIVENESS OF MERGER. On or prior to the Effective Date, the Merger will have become effective in accordance with the terms of the Merger Agreement.

        SECTION 6.14. OFFERING DOCUMENTS. The Offering Documents have been filed with the Securities and Exchange Commission (as to the Joint Proxy Statement) or declared effective by the Securities and Exchange Commission (as to the Registration Statement on Form S-4), and the Merger Agreement is in full force and effect. The representations and warranties contained in the Merger Agreement that are not made as of a specific date are true at and as of the Effective Date as if made at and as of the Effective Date, and the representations and warranties contained in the Merger Agreement that are made as of a specific date shall be true as of such date, except that the failure of all such representations and warranties to be true would not, in the aggregate, have a material adverse effect.

        SECTION 6.15. CERTIFICATE OF MERGER. The Certificate of Merger, as required by applicable law, with the Secretary of State of Delaware, prior to the making of the first Loan hereunder in each case comply as to form and substance with the laws of the State of Delaware and the State of Ohio, as applicable.

        SECTION 6.16. JOINT PROXY STATEMENT AND PROXY SOLICITATION.

        (a) The Joint Proxy Statement (as referenced in the definition of Offering Documents), as of the date it was distributed to shareholders of Borrower and AMSCO, and at the time of each shareholder meeting to consider and vote on the Merger, did not and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

        (b) The Joint Proxy Statement (as referenced in the definition of Offering Documents), as of the date it was distributed to shareholders of Borrower and AMSCO, and at the time of each shareholder meeting to consider and vote on the Merger, complied in all material respects as to form with, and all filing of and solicitations under the Joint Proxy Statement have been made in accordance with, the applicable provisions of the Securities Exchange Act of 1934, as amended, and the proxy solicitation rules and other applicable rules and regulations thereunder.

        SECTION 6.17. SHAREHOLDER APPROVAL. The holders of the requisite percentage (under applicable law and the Certificate or Articles of Incorporation of Borrower and AMSCO) of outstanding stock of Borrower and AMSCO, respectively, have voted to approve the Merger Agreement at a meeting of shareholders of Borrower and AMSCO, respectively, duly called and held on or prior to the Effective Date.

        SECTION 6.18. DEFAULTS. No Possible Default exists hereunder, nor will any begin to exist immediately after the execution and delivery hereof. No Company is in default under, nor will the execution, delivery or performance by such Company of its obligations under this Credit Agreement or the Merger Agreement give rise to a default under, any material agreement, indenture or other instrument relating to the borrowing of money by such Company or the guarantee by such Company of any such obligation (other than trade payables and instruments relating to transactions entered into in the ordinary course of business), which default is reasonably likely to have, either individually or in the aggregate, a material adverse effect on such Company, and there has not occurred any event that with the lapse of time, or the giving of notice, or both, would constitute such a default.


                         ARTICLE VII. EVENTS OF DEFAULT

        Each of the following shall constitute an Event of Default hereunder:

        SECTION 7.1. PAYMENTS. If the principal of or interest on any Note or any facility or other fee shall not be paid in full punctually when due and payable.

        SECTION 7.2. SPECIAL COVENANTS. If any Company or any Guarantor of Payment shall fail or omit to perform and observe Sections 5.7, 5.8, 5.9, or
5.19 hereof.

        SECTION 7.3. OTHER COVENANTS. If any Company or any Guarantor of Payment shall fail or omit to perform and observe any agreement or other provision (other than those referred to in Sections 7.1 or 7.2 hereof) contained or referred to in this Agreement or any Related Writing that is on such Company's or Guarantor of Payment's part, as the case may be, to be complied with, and that Possible Default shall not have been fully corrected within thirty (30) days after the giving of written notice thereof to Borrower by Agent or any Bank that the specified Possible Default is to be remedied.

        SECTION 7.4. WARRANTIES. If any representation, warranty or statement made in or pursuant to this Agreement or any Related Writing or any other material information furnished by any Company or any Guarantor of Payment to the Banks or any thereof or any other holder of any Note, shall be false or erroneous in any material respect.

        SECTION 7.5. CROSS DEFAULT. If any Company or any Guarantor of Payment shall default in the payment of principal or interest due and owing upon any other obligation for borrowed money in excess of Five Hundred Thousand Dollars ($500,000) beyond any period of grace provided with respect thereto or in the performance or observance of any other agreement, term or condition contained in any agreement under which such obligation is created, if the effect of such default is to accelerate the maturity of such indebtedness or to permit the holder thereof to cause such indebtedness to become due prior to its stated maturity.

        SECTION 7.6. ERISA DEFAULT. The occurrence of one or more ERISA Events which the Banks determine could have a material adverse effect on the financial condition of the Borrower and its Subsidiaries when taken as a whole.

        SECTION 7.7. MONEY JUDGMENT. A final judgment or order for the payment of money shall be rendered against any Company or any Guarantor of Payment by a court of competent jurisdiction, which remains unpaid or unstayed and undischarged for a period (during which execution shall not be effectively stayed) of thirty (30) days after the date on which the right to appeal has expired, provided that the aggregate of all such judgments shall exceed One Million Dollars ($1,000,000).

        SECTION 7.8. SOLVENCY. If any Company or any Guarantor of Payment shall
(a) discontinue business, or (b) generally not pay its debts as such debts become due, or (c) make a general assignment for the benefit of creditors, or
(d) apply for or consent to the appointment of a receiver, a custodian, a trustee, an interim trustee or liquidator of all or a substantial part of its assets. or (e) be adjudicated a debtor or have entered against it an order for relief under Title 11 of the United States Code, as the same may be amended from time to time, or (f) file a voluntary petition in bankruptcy or file a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal or state) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal or state) relating to relief of debtors, or (g) suffer or permit to continue unstayed and in effect for thirty
(30) consecutive days any judgment, decree or order entered by a court of competent jurisdiction, which approves a petition seeking its reorganization or appoints a receiver, custodian, trustee, interim trustee or liquidator of all or a substantial part of its assets, or (h) take, or omit to take, any action in order thereby to effect any of the foregoing.


                      ARTICLE VIII. REMEDIES UPON DEFAULT

        Notwithstanding any contrary provision or inference herein or elsewhere,

        SECTION 8.1. OPTIONAL DEFAULTS. If any Event of Default referred to in
Section 7.1, 7.2., 7.3, 7.4, 7.5, 7.6, or 7.7 hereof shall occur, the Majority Banks shall have the right in their discretion, by directing the Agent, on behalf of the Banks, to give written notice to Borrower, to:

        (a) terminate the Commitments and the credits hereby established, if not theretofore terminated, and, immediately upon such election, the obligations of Banks, and each thereof, to make any further Loan or Loans hereunder, immediately shall be terminated, and/or

        (b) accelerate the maturity of all of Borrower's Debt to the Banks (if it be not already due and payable), whereupon all of Borrower's Debt to the Banks shall become and thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by Borrower.

        SECTION 8.2. AUTOMATIC DEFAULTS. If any Event of Default referred to in
Section 7.8 hereof shall occur,

        (a) all of the Commitments and the credits hereby established shall automatically and immediately terminate, if not theretofore terminated, and no Bank thereafter shall be under any obligation to grant any further Loan or Loans hereunder, and

        (b) the principal of and interest on any Notes then outstanding, and all of Borrower's Debt to the Banks, shall thereupon become and thereafter be immediately due and payable in full (if it be not already due and payable), all without any presentment, demand or notice of any kind, which are hereby waived by Borrower.

        SECTION 8.3. OFFSETS. If there shall occur or exist any Possible Default referred to in Section 7.8 hereof or if the maturity of the Notes is accelerated pursuant to Section 8.1 or 8.2 hereof, each Bank shall have the right at any time to set off against, and to appropriate and apply toward the payment of, any and all Debt then owing by Borrower to that Bank (including. without limitation, any participation purchased or to be purchased pursuant to Section 8.4 hereof), whether or not the same shall then have matured, any and all deposit balances and all other indebtedness then held or owing by that Bank to or for the credit or account of Borrower. all without notice to or demand upon Borrower or any other person, all such notices and demands being hereby expressly waived by Borrower.

        SECTION 8.4. EQUALIZATION PROVISION. Each Bank agrees with the other Banks that if it, at any time, shall obtain any Advantage over the other Banks or any thereof in respect of Borrower's Debt to the Banks (except as to Swing Loans as set forth in Section 2.lB hereof and except under Article III hereof), ii shall purchase from the other Banks, for cash and at par, such additional participation in Borrower's Debt to the Banks as shall be necessary to nullify the Advantage. If any such Advantage resulting in the purchase of an additional participation as aforesaid shall be recovered in whole or in part from the Bank receiving the Advantage, each such purchase shall be rescinded, and the purchase price restored (but without interest unless the Bank receiving the Advantage is required to pay interest on the Advantage to the person recovering the Advantage from such Bank) ratably to the extent of the recovery. Each Bank further agrees with the other Banks that if it at any time shall receive any payment for or on behalf of Borrower on any indebtedness owing by Borrower to that Bank by reason of offset of any deposit or other indebtedness, it will apply such payment first to any and all indebtedness owing by Borrower to that Bank pursuant to this Agreement (including, without limitation, any participation purchased or to be purchased pursuant to this Section or any other Section of this Agreement). Borrower agrees that any Bank so purchasing a participation from the other Banks or any thereof pursuant to this Section may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank was a direct creditor of Borrower in the amount of such participation.

                             ARTICLE IX. THE AGENT

        The Banks authorize Society National Bank and Society National Bank hereby agrees to act as Agent for the Banks in respect of this Agreement upon the terms and conditions set forth elsewhere in this Agreement, and upon the following terms and conditions:

        SECTION 9.1. APPOINTMENT AND AUTHORIZATION. Each Bank hereby irrevocably appoints and authorizes the Agent to take such action as Agent on its behalf and to exercise such powers hereunder as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Neither the Agent nor any of its directors, officers, attorneys or employees shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

        SECTION 9.2. NOTE HOLDERS. The Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with it signed by such payee and in form satisfactory to the Agent.

        SECTION 9.3. CONSULTATION WITH COUNSEL. The Agent may consult with legal counsel selected by it and shall not be liable for any action taken or suffered in good faith by it in accordance with the opinion of such counsel.

        SECTION 9.4. DOCUMENTS. The Agent shall not be under any duty to examine into or pass upon the validity, effectiveness, genuineness or value of any Loan Documents or any other Related Writing furnished pursuant hereto or in connection herewith or the value of any collateral obtained hereunder, and the Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be.

        SECTION 9.5. AGENT AND AFFILIATES. With respect to the Loans made hereunder, the Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not the Agent, and the Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with Borrower or any Subsidiary or affiliate of Borrower.

        SECTION 9.6. KNOWLEDGE OF DEFAULT. It is expressly understood and agreed that the Agent shall be entitled to assume that no Possible Default has occurred and is continuing, unless the Agent has been notified by a Bank in writing that such Bank considers that a Possible Default has occurred and is continuing and specifying the nature thereof.

        SECTION 9.7. ACTION BY AGENT. So long as the Agent shall be entitled, pursuant to Section 9.6 hereof, to assume that no Possible Default shall have occurred and be continuing, the Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, or with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement. The Agent shall incur no liability under or in respect of this Agreement by acting upon any notice, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment, or which may seem to it to be necessary or desirable in the premises.

        SECTION 9.8. NOTICES, DEFAULT, ETC. In the event that the Agent shall have acquired actual knowledge of any Possible Default, the Agent shall promptly notify the Banks and shall take such action and assert such rights under this Agreement as the Majority Banks shall direct and the Agent shall inform the other Banks in writing of the action taken. The Agent may take such action and assert such rights as it deems to be advisable, in its discretion, for the protection of the interests of the holders of the Notes.

        SECTION 9.9. INDEMNIFICATION OF AGENT. The Banks agree to indemnify the Agent (to the extent not reimbursed by Borrower), ratably according to the respective principal amounts of their Commitments from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in its capacity as agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent with respect to this Agreement, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorney fees) or disbursements resulting from the Agent's gross negligence, willful misconduct or from any action taken or omitted by the Agent in any capacity other than as agent under this Agreement.

        SECTION 9.10. SUCCESSOR AGENT. The Agent may resign as agent hereunder by giving not fewer than thirty (30) days' prior written notice to Borrower and the Banks. If the Agent shall resign under this Agreement, then either (a) the Majority Banks shall appoint from among the Banks a successor agent for the Banks, with the consent of Borrower, which shall not be unreasonably withheld, or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following the Agent's notice to the Banks of its resignation, then the Agent shall appoint a successor agent who shall serve as agent until such time as the Majority Banks appoint a successor agent. Upon its appointment, such successor agent shall succeed to the rights. powers and duties as agent, and the term "Agent" shall mean such successor effective upon its appointment, and the former agent's rights, powers and duties as agent shall be terminated without any other or further act or deed on the part of such former agent or any of the parties to this Agreement.



                            ARTICLE X. MISCELLANEOUS

        SECTION 10.1. BANKS' INDEPENDENT INVESTIGATION. Each Bank, by its signature to this Agreement, acknowledges and agrees that the Agent has made no representation or warranty, express or implied, with respect to the creditworthiness, financial condition, or any other condition of any Company or with respect to the statements contained in any information memorandum furnished in connection herewith or in any other oral or written communication between the Agent and such Bank. Each Bank represents that it has made and shall continue to make its own independent investigation of the creditworthiness, financial condition and affairs of the Companies in connection with the extension of credit hereunder, and agrees that the Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto (other than such notices as may be expressly required to be given by Agent to the Banks hereunder), whether coming into its possession before the granting of the first Loans hereunder or at any time or times thereafter.

        SECTION 10.2. NO WAIVER; CUMULATIVE REMEDIES. No omission or course of dealing on the part of Agent, any Bank or the holder of any Note in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and in addition to any other rights, powers or privileges held by operation of law, by contract or otherwise.

        SECTION 10.3. AMENDMENTS, CONSENTS. No amendment, modification, termination, or waiver of any provision of any Loan Document nor consent to any variance therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Anything herein to the contrary notwithstanding, unanimous consent of the Banks shall be required with respect to (a) any increase in the Commitments hereunder.
(b) the extension of maturity of the Notes, the payment date of interest thereunder, or the payment of facility or other fees or amounts payable hereunder, (c) any reduction in the rate of interest on the Notes, or in any amount of principal or interest due on any Note, or the payment of facility or other fees hereunder or any change in the manner of pro rata application of any payments made by Borrower to the Banks hereunder, (d) any change in any percentage voting requirement, voting rights, or the Majority Banks definition in this Agreement, (e) the release of any Guarantor of Payment, or (f) any amendment to this Section 10.3 or Section 8.4 hereof. Notice of amendments or consents ratified by the Banks hereunder shall immediately be forwarded by Borrower to all Banks. Each Bank or other holder of a Note shall be bound by any amendment, waiver or consent obtained as authorized by this Section, regardless of its failure to agree thereto.

        SECTION 10.4 EXTENSION OF REVOLVING CREDITS. Upon the written request of Borrower to the Agent and the Banks and submission of the financial statements required pursuant to Section 5.3 (b) hereof, the Banks shall have the option each year of extending the Commitments for an additional year. Each such extension shall require the unanimous written consent of all of the Banks.

        SECTION 10.5. NOTICES. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to Borrower, mailed or delivered to it, addressed to it at the address specified on the signature pages of this Agreement, if to a Bank. mailed or delivered to it, addressed to the address of such Bank specified on the signature pages of this Agreement, or, as to each party, at such other address as shall be designated by such party in a written notice to each of the other parties. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when received by the Agent, the Banks or the Borrower, as the case may be.

        SECTION 10.6. COSTS, EXPENSES AND TAXES. Borrower agrees to pay on demand all costs and other expenses of the Banks and Agent, including, but not limited to, (a) administration and out-of-pocket expenses of Agent in connection with the administration of the Loan Documents, the collection and disbursement of all funds hereunder and the other instruments and documents to be delivered hereunder, (b) extraordinary expenses of Agent or the Banks in connection with the administration of the Loan Documents and the other instruments and documents to be delivered hereunder, (c) the reasonable fees and out-of-pocket expenses of special counsel for the Banks, with respect thereto and of local counsel, if any, who may be retained by said special counsel with respect thereto, and (d) all costs and expenses, including reasonable attorneys' fees, in connection with the restructuring or enforcement of the Loan Documents or any Related Writing. Borrower also agree to pay any expenses of the Banks and the Agent incurred in connection with the preparation of the Loan Documents and any Related Writings. In addition, Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery of the Loan Documents, and the other instruments and documents to be delivered hereunder, and agrees to save Agent and each Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

        SECTION 10.7. INDEMNIFICATION. Borrower agrees to defend, indemnify and hold harmless the Agent and the Banks from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorney fees), or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent or any Bank in connection with any investigative, administrative or judicial proceeding (whether or not such Bank or the Agent shall be designated a party thereto) or any other claim by any person or entity relating to or arising out of this Agreement or any actual or proposed use of proceeds of the Loans hereunder or any activities of any Company or any Guarantor of Payment or any of their affiliates; provided that no Bank nor the Agent shall have the right to be indemnified under this Section for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. All obligations provided for in this Section 10.7 shall survive any termination of this Agreement.

        SECTION 10.8. CAPITAL ADEQUACY. To the extent not covered by Article III hereof, if any Bank shall have determined, after the date hereof, that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital (or the capital of its holding company) as a consequence of its obligations hereunder to a level below that which such Bank (or its holding company) could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies or the policies of its holding company with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), Borrower shall pay to such Bank such additional amount or amounts as shall compensate such Bank (or its holding company) for such reduction. Each Bank shall designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. Failure on the part of any Bank to demand compensation for any reduction in return on capital with respect to any period shall not constitute a waiver of such Bank's rights to demand compensation for any reduction in return on capital in such period or in any other period. The protection of this Section shall be available to each Bank regardless of any possible contention of the invalidity or inapplicability of the law, regulation or other condition which shall have been imposed.

        SECTION 10.9. OBLIGATIONS SEVERAL; NO FIDUCIARY OBLIGATIONS. The obligations of the Banks hereunder are several and not joint. Nothing contained in this Agreement and no action taken by Agent or the Banks pursuant hereto shall be deemed to constitute the Banks a partnership, association, joint venture or other entity. No default by any Bank hereunder shall excuse the other Banks from any obligation under this Agreement; but no Bank shall have or acquire any additional obligation of any kind by reason of such default. The relationship among Borrower and the Banks with respect to the Loan Documents and the Related Writings is and shall be solely that of debtors and creditors, respectively, and no Bank has any fiduciary obligation toward Borrower with respect to any such documents or the transactions contemplated thereby.

        SECTION 10.10. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

        SECTION 10.11. BINDING EFFECT; BORROWER'S ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of Borrower, Agent and each of the Banks and their respective successors and assigns, after it shall have been executed by Borrower, Agent and each Bank, except that Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of all of the Banks.

        SECTION 10.12. BANK ASSIGNMENTS/PARTICIPATIONS.

        A.      Assignment/Transfer of Commitments.

        Each Bank shall have the right at any time or times to assign or transfer to another financial institution, without recourse, all or any part of
(a) that Bank's Commitment, (b) any Loan made by that Bank, (c) any Note, and
(d) that Bank's participations, if any, purchased pursuant to Section 8.4; provided, however, in each such case, that the transferor and the transferee shall have complied with the following requirements:

        (i) Prior Consent. No transfer may be consummated pursuant to this
Section 10.12 without the prior written consent of the Borrower and the Agent (other than a transfer by any Bank to any affiliate of such Bank), which consent of the Borrower and the Agent shall not be unreasonably withheld; provided, however, that, neither Borrower nor the Agent shall be deemed to be unreasonable in withholding its respective consent if, (1) after giving effect to such transfer, any Bank's (including any assignee becoming a Bank pursuant to this Section 10.12) Commitment Percentage of the Total Commitment Amount would be less than Ten Million Dollars ($10,000,000), (2) the proposed transferee is a financial institution not organized under the laws of a state or of the United States (unless such institution is an affiliate of the transferring Bank) or (3) if the proposed transferee's long-term certificates of deposit shall be rated A or below by any rating agency or the equivalent rating by Thompson's Bank Watch; provided, further, that, if at the time of the proposed transfer, (A) any Possible Default shall have occurred, the Borrower's consent shall not be required, or (B) Borrower is the subject of a proceeding referenced in Section 7.8, the Borrower's consent shall not be required and any Bank may consummate a transfer contemplated by this Section 10.12 notwithstanding the requirements of clauses (1), (2) or (3) of this Section 10. 12A (i). Anything herein to the contrary notwithstanding, any Bank may at any time assign all or any portion of its rights under the Loan Documents to a Federal Reserve Bank, and no such assignment shall release such assigning Bank from its obligations hereunder.

        (ii) Agreement; Transfer Fee. Unless the transfer shall be to an affiliate of the transferor or the transfer shall be due to merger of the transferor or for regulatory purposes, the transferor (1) shall remit to the Agent, for its own account, an administrative fee of Two Thousand Five Hundred Dollars ($2,500) and (2) shall cause the transferee to execute and deliver to the Borrower, the Agent and each Bank (A) an Assignment Agreement, in the form of Exhibit E hereto (an "Assignment Agreement") together with the consents and releases and the Administrative Questionnaire referenced therein and (B) such additional amendments, assurances and other writings as the Agent may reasonably require.

        (iii) Notes. Borrower shall execute and deliver (1) to the Agent, the transferor and the transferee, any consent or release (of all or a portion of the obligations of the transferor) to be delivered in connection with the Assignment Agreement, (2) if a Bank's entire interest in its Commitment, its Commitment Percentage and in all of its Loans has been transferred to the transferee, an appropriate Note shall be issued to the transferee, and the transferor's Note shall be returned to the Borrower marked "replaced", and (3) if only a portion of a Bank's interest in its Commitment, its Commitment Percentage and its Loans has been transferred, a new Note to each of the transferor and the transferee, and the transferor's previous Note shall be returned to the Borrower marked "replaced".

        (iv) Parties. Upon satisfaction of the requirements of this Section 10.1 2A, including the payment of the fee and the delivery of the documents set forth in Section 10.12A (ii), (1) the transferee shall become and thereafter be deemed to be a "Bank" for the purposes of this Agreement, and (2) the transferor (A) shall continue to be a "Bank" for the purposes of this Agreement only if and to the extent that the transfer shall not have been a transfer of its entire interest in its Commitment, its Commitment Percentage and its Loans, (B) in the case of any transfer of its entire interest in its Commitment, its Commitment Percentage and its Loans, shall cease to be and thereafter shall no longer be deemed to be a "Bank" and (C) the signature pages hereto and Schedule 1 hereto shall be automatically amended, without further action, to reflect the result of any such transfer.

        (v) The Register. The Agent shall maintain at its address referred to in
Section 10.5 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, the Agent and the Banks may treat each financial institution whose \name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

        (vi) Non-U.S. Transferee. If, pursuant to this section, any interest in this Agreement or any Note is transferred to any transferee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Bank shall cause such transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Bank (for the benefit of the transferor Bank, the Agent and Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Agent, Borrower or the transferor Bank with respect to any payments to be made to such transferee in respect of the Loans hereunder, (ii) to furnish to the transferor Bank (and, in the case of any transferee registered in the Register, the Agent and Borrower) either (A) U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or (B) United States Internal Revenue Service Form W-8 or W-9, as applicable (wherein such transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), and (iii) to agree (for the benefit of the transferor Bank, the Agent and Borrower) to provide the transferor Bank (and, in the case of any transferee registered in the Register, the Agent and Borrower) a new Form 4224 or Form 1001 or Form W-8 or W-9, as applicable, upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

        B.      Sale of Participations.

        Each Bank shall have the right at any time or times, without the consent of the Agent or the Borrower, to sell one or more participations or subparticipations to a financial institution, as the case may be, in all or any part of (a) that Bank's Commitment, (b) that Bank's Commitment Percentage, (c) any Loan made by that Bank, (d) any Note delivered to that Bank pursuant to this Agreement, and (e) that Bank's participations, if any, purchased pursuant to Section 8.4 or this Section 10.12B.

        (i) Benefits of Participant. The provisions of Article III and Section
10.8 shall inure to the benefit of each purchaser of a participation or subparticipation and the Agent shall continue to distribute payments pursuant to this Agreement as if no participation has been sold.

        (ii) Rights Reserved. In the event any Bank shall sell any participation or subparticipation, that Bank shall, as between itself and the purchaser, retain all of its rights (including, without limitation, rights to enforce against the Borrower the Loan Documents and the Related Writings) and duties pursuant to the Loan Documents and the Related Writings, including. without limitation, that Bank's right to approve any waiver, consent or amendment pursuant to Section 10.3, except if and to the extent that any such waiver, consent or amendment would:

                (A) reduce any fee or commission allocated to the participation or subparticipation, as the case may be,

                (B) reduce the amount of any principal payment on any Loan allocated to the participation or subparticipation, as the case may be, or reduce the principal amount of any Loan so allocated or the rate of interest payable thereon, or

                (C) extend the time for payment of any amount allocated to the participation or subparticipation, as the case may be.

        (iii) No Delegation. No participation or subparticipation shall operate as a delegation of any duty of the seller thereof. Under no circumstance shall any participation or subparticipation be deemed a novation in respect of all or any part of the seller's obligations pursuant to this Agreement.

        SECTION 10.13. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement, each of the Notes and any Related Writing shall be governed by and construed in accordance with the laws of the State of Ohio and the respective rights and obligations of Borrower and the Banks shall be governed by Ohio law, without regard to principles of conflict of laws. Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any Ohio state or federal court sitting in Cleveland, Ohio, over any action or proceeding arising out of or relating to this Agreement, any Loan Document or any Related Writing, and Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Ohio state or federal court. Borrower, on behalf of itself and its Subsidiaries, hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise. Borrower agrees that a final, nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

        SECTION 10.14. SEVERABILITY OF PROVISIONS; CAPTIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The several captions to Sections and subsections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement.

        SECTION 10.15. INVESTMENT PURPOSE. Each of the Banks represents and warrants to Borrower that it is entering into this Agreement with the present intention of acquiring any Note issued pursuant hereto for investment purposes only and not for the purpose of distribution or resale, it being understood, however, that each Bank shall at all times retain full control over the disposition of its assets.

        SECTION 10.16. ENTIRE AGREEMENT. This Agreement, any Note and any other agreement, document or instrument attached hereto or referred to herein or executed on or as of the date hereof integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.

        SECTION 10.17. LEGAL REPRESENTATION OF PARTIES. The Loan Documents were negotiated by the parties with the benefit of legal representation.

        SECTION 10.18. JURY TRIAL WAIVER. BORROWER, THE AGENT AND EACH OF THE BANKS WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, THE AGENT AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY ANY BANK'S OR THE AGENT'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG BORROWER, THE AGENT AND THE BANKS, OR ANY THEREOF.

Address: 5960 Heisley Road                  STERIS CORPORATION
         Mentor, OH 44060

                                            By: /s/ Bill R. Sanford
                                                -------------------------------------
                                            Bill R. Sanford, Chairman, President, and
                                              Chief Executive Officer

                                            and /s/ Michael A. Keresman, III
                                                -------------------------------------
                                            Michael A. Keresman,  III, Senior Vice
                                               President, Chief Financial Officer,
                                               and Secretary


Address: Society Center                     SOCIETY NATIONAL BANK, individually
         127 Public Square                  and as Agent
         Mailcode: OH-O1-27-0611
         Cleveland, OH 44114-0611           By: /s/ Richard A. Pohle
                                                -------------------------------------
                                            Richard A. Pohle, Vice President
                                                and Manager

Address: 600 Superior Avenue                BANK ONE, COLUMBUS, NA
         Cleveland, OH 44114-2650
         Attention: N.Ohio Large Corp.      By: /s/ Babette C. Coerdt
               Markets Group, #0149             -------------------------------------
                                            Babette C. Coerdt, Vice President and
                                                Group Manager

Address: 611 Woodward Avenue NBD BANK
         Detroit, MI 48226
         Attention: Mid-corporate           By: /s/ Paul R. DeMelo
               Banking Division                 -------------------------------------
                                               Paul R. DeMelo, Vice President

Address: One Cleveland Center               PNC BANK, NATIONAL ASSOCIATION
         1375 E. 9th St., Ste. 1250
         Cleveland, OH 44114                By: /s/ Bryon A. Pike
         Attention: Corporate Banking           -------------------------------------
                                            Byron A. Pike, Vice President


Address: Pittsburgh Branch                  ABN AMRO BANK N.V., PITTSBURGH
         One PPG Place, Ste. 2950              BRANCH
         Pittsburgh, PA 15222-5400
                                            By: /s/ Roy D. Hasbrook
                                                -------------------------------------
                                            Roy D. Hasbrook, Group Vice President
                                                and Director

                                            and: /s/ Kathryn C. Toth
                                                 ------------------------------------
                                                  Kathryn C. Toth, Vice President

                                   SCHEDULE 1


                                               MAXIMUM
BANKING INSTITUTIONS            PERCENTAGE      AMOUNT
- --------------------            ----------      ------
Society National Bank              24.0 %    $ 30,000,000

Bank One, Columbus, NA             20.8 %    $ 26,000,000

NBD Bank                           18.4 %    $ 23,000,000

PNC Bank, National Association     18.4 %    $ 23,000,000

ABN AMRO Bank N.V.,
  Pittsburgh Branch                18.4 %    $ 23,000,000
                                  =====      ============

Total Commitment Amount           100.0%     $125,000,000

                                   EXHIBIT A

                             REVOLVING CREDIT NOTE
$____________                                                    _________, Ohio
                                                                    May 13, 1996

        FOR VALUE RECEIVED, the undersigned STERIS CORPORATION, an Ohio corporation, ("Borrower"), promises to pay on September 30, 1998, to the order of _________ (the "Bank") at the Main Office of Society National Bank, Agent, 127 Public Square, Cleveland, Ohio 44114-1306 the principal sum of

________________________________________________________________________DOLLARS

or the aggregate unpaid principal amount of all Loans made by Bank to Borrower pursuant to Section 2.1 of the credit agreement, as hereinafter defined, whichever is less, in lawful money of the United Slates of America. As used herein, "Credit Agreement" means the credit agreement dated as of May 13, 1 996, among Borrower, the banks named therein and Society National Bank, as Agent. as it may from time to time be amended, modified or supplemented. Capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

        Borrower also promises to pay interest on the unpaid principal amount of each Loan from time to t i me outstanding, from the date of such Loan until the payment in full thereof, at the rates per annum which shall be determined in accordance with the provisions of Section 2.lA of the Credit Agreement. Such interest shall be payable on each date provided for in such Section 2.1A; provided, however, that interest on any principal portion which is not paid when due shall be payable on demand.

        The portions of the principal sum hereof from time to time representing Prime Rate Loans and LIBOR Loans, and payments of principal of any thereof, shall be shown on the records of Bank by such method as Bank may generally employ; provided, however, that failure to make any such entry shall in no way detract from Borrower's obligations under this Note.

        If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at the Default Rate. All payments of principal of and interest on this Note shall be made in immediately available funds.

        This Note is one of the Revolving Credit Notes referred to in the Credit Agreement. Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.

        The undersigned authorizes any attorney at law at any time or times after the maturity hereof (whether maturity occurs by lapse of time or by acceleration) to appear in any state or federal court of record in the State of Ohio to waive the issuance and service of process, to admit the maturity of this Note and the nonpayment thereof when due, to confess judgment against the undersigned in favor of the holder of this Note for the amount then appearing due, together with interest and costs of suit, and thereupon to release all errors and to waive all rights of appeal and stay of execution. The foregoing warrant of attorney shall survive any judgment, and if any judgment be vacated for any reason, the holder hereof nevertheless may thereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against the undersigned. The undersigned agrees that the Agent or the Banks' attorney may confess judgment pursuant to the foregoing warrant of attorney. The undersigned further agrees that the attorney confessing judgment pursuant to the foregoing warrant of attorney may receive a legal fee or other compensation from the Agent or the Banks.


                         STERIS CORPORATION

                         By:___________________________________
                         Bill R. Sanford, Chairman, President,
                         and Chief Executive Officer

                         and_______________________________________________
                         Michael A. Keresman, III, Senior Vice President, Chief Financial Officer, and Secretary



================================================================================
"WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE."
================================================================================

                                   EXHIBIT B

                                SWING LINE NOTE

$5,000,000                                                       _________, Ohio
- ----------                                                          May 13, 1996

        FOR VALUE RECEIVED, the undersigned STERIS CORPORATION, an Ohio corporation, ("Borrower"), promises to pay on the earlier of demand or September 30, 1998, to the order of SOCIETY NATIONAL BANK (the "Bank") at the Main Office of Society National Bank, Agent, 127 Public Square, Cleveland, Ohio 44114-1306 the principal sum of

FIVE MILLION AND 00/100 ............................................... DOLLARS
- -----------------------------------------------------------------------

or the aggregate unpaid principal amount of all Swing Loans made by Bank to Borrower pursuant to Section 2.1 B of the credit agreement, as hereinafter defined, whichever is less, in lawful money of the United States of America. As used herein, "Credit Agreement" means the credit agreement dated as of May 13, 1996, among Borrower, the banks named therein and Society National Bank, as Agent, as it may from time to time be amended, modified or supplemented. Capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

        Borrower also promises to pay interest on the unpaid principal amount of each Swing Loan from time to time outstanding, from the date of such Swing Loan until the payment in full thereof, at the rates per annum which shall be determined in accordance with the provisions of Section 2.1 B of the Credit Agreement. Such interest shall be payable on each date provided for in such
Section 2.1 B; provided, however, that interest on any principal portion which is not paid when due shall be payable on demand.

        The principal sum hereof from time to time and payments of principal hereof, shall be shown on the records of Bank by such method as Bank may generally employ; provided, however, that failure to make any such entry shall in no way detract from Borrower's obligations under this Note.

        If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at the Default Rate. All payments of principal of and interest on this Note shall be made in immediately available funds.

        This Note is the Swing Line Note referred to in the Credit Agreement. Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.

        The undersigned authorizes any attorney at law at any time or times after the maturity hereof (whether maturity occurs by lapse of time or by acceleration) to appear in any state or federal court of record in the State of Ohio to waive the issuance and service of process, to admit the maturity of this Note and the nonpayment thereof when due, to confess judgment against the undersigned in favor of the holder of this Note for the amount then appearing due, together with interest and costs of suit, and thereupon to release all errors and to waive all rights of appeal and stay of execution. The foregoing warrant of attorney shall survive any judgment, and if any judgment be vacated for any reason, the holder hereof nevertheless may thereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against the undersigned. The undersigned agrees that the Agent or the Banks' attorney may confess judgment pursuant to the foregoing warrant of attorney. The undersigned further agrees that the attorney confessing judgment pursuant to the foregoing warrant of attorney may receive a legal fee or other compensation from the Agent or the Banks.


                         STERIS CORPORATION

                         By:___________________________________
                         Bill R. Sanford, Chairman, President,
                         and Chief Executive Officer

                         and_____________________________________________
                         Michael A. Keresman, III, Senior Vice President, Chief Financial Officer, and Secretary



================================================================================
"WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE."
================================================================================

                                   EXHIBIT C

                                 NOTICE OF LOAN

                                                       [Date]_____________, 19__

Society National Bank
127 Public Square
Cleveland, Ohio 44114-0616

Attention: ___________________

Ladies and Gentlemen:

        The undersigned, STERIS CORPORATION, refers to the Credit Agreement, dated as of May 13, 1996 ("Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, the Banks, as defined in the Credit Agreement, and Society National Bank, as Agent, and hereby gives you notice, pursuant to Section 2.2 of the Credit Agreement that the undersigned hereby requests a Loan under the Credit Agreement, and in the connection sets forth below the information relating to the Loan (the "Proposed Loan") as required by Section 2.2 of the Credit Agreement:

        (a)     The Cleveland Banking Day of the Proposed Loan is ___________,
                19__.

        (b)     The amount of the Proposed Loan is $_______________

        (c) The Proposed Loan is to be a Prime Rate Loan ____ /LIBOR Loan . (Check one.)

        (d) If the Proposed Loan is a LIBOR Loan, the Interest Period requested is one month ___, two months ___, three months ___, six months ____
                (Check one.)

        The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Loan:

                (i) the representations and warranties contained in each Loan Document are correct, before and after giving effect to the Proposed Loan and the application of the proceeds therefrom, as though made on and as of such date;

                (ii) no event has occurred and is continuing, or would result from such Proposed Loan, or the application of proceeds therefrom, which constitutes a Possible Default or an Event of Default; and

        (iii) the conditions set forth in Section 2.2 and Article IV of the Credit Agreement have been satisfied.

                                       Very truly yours,

                                       STERIS CORPORATION


                                       By:______________________________
                                       Name:
                                       Title:

                                   EXHIBIT D

                             COMPLIANCE CERTIFICATE

                                  For Fiscal Quarter ended _____________________

THE UNDERSIGNED HEREBY CERTIFY THAT:

        (1) We are the duly elected President and Chief Financial Officer of STERIS CORPORATION, an Ohio corporation ("Borrower);

        (2) We are familiar with the terms of that certain Credit Agreement, dated as of May 13, 1996, among the undersigned, the Banks, as defined in the Credit Agreement, and Society National Bank, as Agent (as the same may be amended, supplemented or otherwise modified, the "Credit Agreement", the terms defined therein and not otherwise defined in this Certificate being used herein as therein defined), and the terms of the other Loan Documents, and we have made, or have caused to be made under our supervision, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

        (3) The review described in paragraph (2) above did not disclose, and we have no knowledge of, the existence of any condition or event which constitutes or constituted a Possible Default or Event of Default, at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate;

        (4) The representations and warranties made by the Borrower contained in each Loan Document are true and correct as though made on and as of the date hereof, and,

        (5) Set forth on Attachment I hereto are calculations of the financial covenants set forth in Sections ____ and ____ of the Credit Agreement, which calculations show compliance with the terms thereof.

        IN WITNESS WHEREOF, we have signed this certificate the ___ day of ________, 19__.


                              STERIS CORPORATION

                              By:  ______________________________
                              Title: ___________________________________

                              and_______________________________________
                              Title: __________________________________

                                  Attachment I
                               STERIS Corporation
                        Covenant Compliance Certificate
                as of the Fiscal Quarter Ending ________________

                                                            As Of
                                                           __/__/__

1.   INTEREST COVERAGE RATIO

     Consolidated Net Earnings
     plus: Consolidated Income Tax Expense
     plus: Other
     plus: Consolidated Interest Expense                  _________________

          Consolidated EBIT                       (A)

          Consolidated Interest Expense           (B)

          Interest Coverage Ratio                 (A/B)

          Covenant Minimum                                       3.00

2.   CONSOLIDATED NET WORTH

     Consolidated Net Worth as of __/__/__
     plus: 50% of Consolidated Net Earnings*             _________________

     Required Consolidated Net Worth

     Actual Consolidated Net Worth

* For the most recent Fiscal Quarter

3.   LEVERAGE

     Funded Senior Debt
     Subordinated Debt
     Total Funded Indebtedness                    (X)
     plus: Consolidated Net Worth                        _________________
     Consolidated Capitalization                  (Y)                 0

     Consolidated Leverage                        (X/Y)                    0.0%

     Maximum Required Leverage                                            40.0%

                                   SCHEDULE 2

                 INDEBTEDNESS OF BORROWER AND ITS SUBSIDIARIES
                          EXISTING ON THE CLOSING DATE








                          [TO BE PROVIDED BY BORROWER]





(Referred to in Section 5.10)

                                   SCHEDULE 3

                        LIENS ON ASSETS OF THE COMPANIES




[TO BE PROVIDED BY BORROWER]






(Referred to in Section 5.11)

                                   SCHEDULE 4

              LIST OF SUBSIDIARIES OF BORROWER ON THE CLOSING DATE

============================================================================================
                                                                   Percentage   Percentage
                                                                   of voting    of Voting
                                                                   Securities   Securities
                                                                    Owned by     Owned by
                                   State of      Principle Place     STERIS       AMSCO
            Subsidiary           Organization      of Business
- --------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------------------

============================================================================================

(Referred to in Section 5.13)


[TO BE PROVIDED BY BORROWER]

                                   SCHEDULE 5

                              LITIGATION SCHEDULE


[TO BE PROVIDED BY BORROWER]





(Referred to in Section 6.3)

                                   SCHEDULE 6

                           DESCRIPTION OF ERISA PLANS



[TO BE PROVIDED BY BORROWER]





(Referred to in Section 6.4)

                                    EXHIBIT E

                                     FORM OF
                              ASSIGNMENT AGREEMENT


     This Assignment Agreement (this "Assignment Agreement") between __________________________________________________________ (the "Assignor") and
____________________________________________________________ (the "Assignee") is
dated as of ______________________ 199_. The parties hereto agree as follows:

     1. PRELIMINARY STATEMENT. The Assignor is a party to a Credit Agreement, dated as of May 13, 1996 (which, as it may be amended, modified, renewed or extended from time to time, is herein called the "Credit Agreement"), among STERIS CORPORATION ("Borrower"), certain banks listed on the signature pages thereof (collectively, "Banks" and, individually, "Bank"), and SOCIETY NATIONAL BANK, as agent for the Banks ("Agent"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement. The Assignor desires to assign to the Assignee, and the Assignee desires to assume from the Assignor, an undivided interest (the "Purchased Percentage") in the Commitment of the Assignor such that after giving effect to the assignment and assumption hereinafter provided, the Commitment of the Assignee shall equal _____________________________ Dollars ($______________)
[not less than $10,000,000] and its percentage of the Total Commitment Amount shall equal ______________________________ percent (______ %).

     2. ASSIGNMENT. For and in consideration of the assumption of obligations by the Assignee set forth in Section 3 hereof and other consideration set forth herein, and effective as of the Assignment Effective Date (as hereinafter defined), the Assignor does hereby sell, assign, transfer and convey all of its right, title and interest in and to the Purchased Percentage of (a) the Commitment of the Assignor (as in effect on the Assignment Effective Date), (b) any Revolving Loan made by the Assignor which is outstanding on the Assignment Effective Date, (c) any Note delivered to the Assignor pursuant to the Credit Agreement, and (d) the Credit Agreement and the other Related Writings. Pursuant to Section 10.12A of the Credit Agreement, on and after the Assignment Effective Date the Assignee shall have the same rights, benefits and obligations as the Assignor had under the Credit Agreement and the Related Writings with respect to the Purchased Percentage of the Related Writings, all determined as if the Assignee were a "Bank" under the Credit Agreement with _____________________________________________________________________ Dollars
($_____________) [not less than $10,000,000] equaling ____________ percent
(________%) of the Total Commitment Amount. The Assignment Effective Date (the "Assignment Effective Date") shall be two (2) Cleveland Banking Days (or such shorter period agreed to by the Agent) after a Notice of Assignment substantially in the form of Attachment I hereto and any consents substantially in the form of Attachment II hereto required to be delivered to the Agent, together with a fee of $2,500, in accordance with Section 10.1 2A of the Credit Agreement, have been delivered to the Agent; provided, however, that, in the event that the Borrower shall appropriately deliver a Notice of Borrowing prior to the time at which all of


                               Page 1 of 11 Pages
conditions to the effectiveness of this Assignment shall have been met, the Assignment Effective Date shall be the Cleveland Banking Day immediately following the day upon which the Loans by the Banks are to be made under such Notice of Borrowing. In no event will the Assignment Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Assignment Effective Date under Section 4 are not made on or prior to the proposed Assignment Effective Date. The Assignor will notify the Assignee of the proposed Assignment Effective Date on the Cleveland Banking Day prior to the proposed Assignment Effective Date and will notify the Assignee of any pending Notice of Borrowing which would delay such proposed Assignment Effective Date.

     3. ASSUMPTION. For and in consideration of the assignment of rights by the Assignor set forth in Section 2 hereof and the other consideration set forth herein, and effective as of the Assignment Effective Date, the Assignee does hereby accept that assignment, and assume and covenant and agree fully, completely and timely to perform, comply with and discharge, each and all of the obligations, duties and liabilities of the Assignor under the Credit Agreement and the Related Writings which are assigned to the Assignee hereunder, which assumption includes, without limitation, the obligation to fund the unfunded portion of the Total Commitment Amount in accordance with the provisions set forth in the Credit Agreement as if the Assignee were a "Bank" under the Credit Agreement with __________________________________________________ Dollars
($_________) equaling _______________________ percent (______%) of the Total
Commitment Amount. The Assignee agrees to be bound by all provisions relating to "Banks" under and as defined in the Credit Agreement and the Related Writings, including, without limitation, provisions relating to the payment of indemnification. The Assignee agrees further to deliver to the Agent, concurrently herewith. a completed Administrative Questionnaire, substantially in the form attached hereto as Attachment III.

     4. PAYMENT OBLIGATIONS. On and after the Assignment Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the Purchased Percentage of the Assignor's Commitment and Loans. The Assignee shall advance funds directly to the Agent with respect to all Loans and reimbursement payments made on or after the Assignment Effective Date. In consideration for the sale and assignment of Loans hereunder, (a) with respect to all Prime Rate Loans made by the Assignor outstanding on the Assignment Effective Date, the Assignee shall pay the Assignor, on the Assignment Effective Date, an amount in U.S. Dollars equal to the Purchased Percentage of all such Prime Rate Loans, and (b) with respect to each LIBOR Loan made by the Assignor outstanding on the Assignment Effective Date, (i) on the last day of the Interest Period therefor or (ii) on such earlier date agreed to by the Assignor and the Assignee or (iii) on the date on which any such LIBOR Loan either becomes due (by acceleration or otherwise) or is prepaid (the date as described in the foregoing clauses (i), (ii) or (iii) being hereinafter referred to as the "Payment Date"), the Assignee shall pay the Assignor an amount in U.S. Dollars equal to the Purchased Percentage of such LIBOR Loan denominated in U.S. Dollars. On and after the Assignment Effective Date, the Assignee will also remit to the Assignor any amounts of interest on Loans and fees received from the Agent which relate to the Purchased Percentage of Loans made by the Assignor accrued for periods prior to the Assignment Effective Date, in the case of


                               Page 2 of 11 Pages

Prime Rate Loans, or the Payment Date, in the case of LIBOR Loans, and not heretofore paid by the Assignee to the Assignor. In the event interest for the period from the Assignment Effective Date to but not including the Payment Date is not paid by the Borrower with respect to any LIBOR Loan sold by the Assignor to the Assignee hereunder, the Assignee shall pay to the Assignor interest for such period on such LIBOR Loan at the applicable rate provided by the Credit Agreement. In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

     5. CREDIT DETERMINATION; LIMITATIONS ON ASSIGNOR'S LIABILITY. The Assignee represents and warrants to the Assignor, the Borrower, the Agent and the other Banks (a) that it is capable of making and has made and shall continue to make its own credit determinations and analysis based upon such information as the Assignee deemed sufficient to enter into the transaction contemplated hereby and not based on any statements or representations by the Assignor, (b) the Assignee confirms that it meets the requirements to be an assignee as set forth in
Section 10.12 of the Credit Agreement; (c) the Assignee confirms that it is able to fund the Loans as required by the Credit Agreement; and (d) the Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the Related Writings are required to be performed by it as a Bank thereunder. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no representation or warranty of any kind to the Assignee and shall not be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of the Credit Agreement or any Related Writings. (ii) any representation, warranty or statement made in or in connection with the Credit Agreement or any of the Related Writings, (iii) the financial condition or creditworthiness of the Borrower or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of the Credit Agreement or any of the Related Writings,
(v) inspecting any of the property, books or records of the Borrower or (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be liable for any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans, the Credit Agreement or the Related Writings, except for its or their own bad faith or willful misconduct. The Assignee appoints the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof.

     6. INDEMNITY. The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, cost and expenses (including, without limitation, attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's performance or non-performance of obligations assumed under this Assignment Agreement.

     7. SUBSEQUENT ASSIGNMENTS. After the Assignment Effective Date, the Assignee shall have the right pursuant to Section 10.12 of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person, provided that (a) any


                               Page 3 of 11 Pages
such subsequent assignment does not violate any of the terms and conditions of the Credit Agreement, any of the Related Writings, or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Credit Agreement or any of the Related Writings has been obtained, (b) the assignee under such assignment from the Assignee shall agree to assume all of the Assignee's obligations hereunder in a manner satisfactory to the Assignor and (c) the Assignee is not thereby released from any of its obligations to the Assignor hereunder.

     8. REDUCTIONS OF AGGREGATE AMOUNT OF COMMITMENTS. If any reduction in the Total Commitment Amount occurs between the date of this Assignment Agreement and the Assignment Effective Date, the percentage of the Total Commitment Amount assigned to the Assignee shall remain the percentage specified in Section 1 hereof and the dollar amount of the Commitment of the Assignee shall be recalculated based on the reduced Total Commitment Amount.

     9. ENTIRE AGREEMENT. This Assignment Agreement and the attached consent embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

     10. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Ohio.

     11. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth under each party's name on the signature pages hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.
[ADDRESS]                          [NAME OF ASSIGNEE]

                                   By: ____________________________

                                   Title: _________________________

[ADDRESS]                          [NAME OF ASSIGNOR]

                                   By: ____________________________

                                   Title: _________________________



                               Page 4 of 11 Pages

                                  ATTACHMENT I
                                       TO
                          FORM OF ASSIGNMENT AGREEMENT

                              NOTICE OF ASSIGNMENT
                              --------------------

To:       STERIS CORPORATION
          5960 Heisley Road
          Mentor, OH 44060
          Attention: __________________________


          SOCIETY NATIONAL BANK, as Agent
          127 Public Square
          Cleveland, Ohio 44114
          Attention: __________________________

From:     [NAME OF ASSIGNOR]

          [NAME OF ASSIGNEE]



                                                      _____________________ 19__

     1. We refer to that Credit Agreement, dated as of May 13, 1996 (which, as it may be amended, modified, renewed or extended from time to time, is herein called the "Credit Agreement"), among STERIS CORPORATION ("Borrower"), certain banks listed on the signature pages thereof (collectively, "Banks" and, individually , "Bank"), including ________________________________ (the
"Assignor") and SOCIETY NATIONAL BANK, as agent for the Banks (as such, the "Agent"). Capitalized terms used herein and in any consent delivered in connection herewith and not otherwise defined herein or in such consent shall have the meanings attributed to them in the Credit Agreement.

     2. The Assignor and ____________________________________ (the "Assignee")
have entered into an Assignment Agreement, dated as of ____________________, 19__, pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee. and the Assignee has purchased, accepted and assumed from the Assignor, an undivided interest in and to all of the Assignor's rights and obligations under the Credit Agreement such that Assignee's percentage of the Total Commitment Amount shall equal __________________________________________ Dollars ($_________) [not less than
$10,000,000] _______________ percent (_____%), effective as of the "Assignment
Effective Date" (as hereinafter defined).



                               Page 5 of 11 Pages

     The "Assignment Effective Date" shall be the later of _______________________, 19__ or two Cleveland Banking Days (or such shorter period as agreed to by the Agent) after this Notice of Assignment and any consents and payments required by Sections 10.1 2A of the Credit Agreement have been delivered to the Agent, provided that the Assignment Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied; provided, however, that, in the event that the Borrower shall appropriately deliver a Notice of Borrowing prior to the time at which all of the conditions to the effectiveness of this Assignment shall have been met, the Assignment Effective Date shall be the Cleveland Banking Day immediately following the day upon which the Loans by the Banks are to be made under such Notice of Borrowing.

     3. As of this date, the Commitment Percentage of the Assignor in the Total Commitment Amount and Loans is ________% (Dollars ($_______)). As of the Assignment Effective Date, the Commitment Percentage of the Assignor in the Total Commitment Amount and Loans will be ________% (________________________ ________________ Dollars ($_______)) (as such percentage may be reduced or increased by assignments which become effective prior to the assignment to the Assignee becoming effective) and the Commitment Percentage of the Assignee in the Total Commitment Amount and Loans will be _____% (________________________ Dollars ($________)).

     4. The Assignor and the Assignee hereby give to the Borrower and the Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Agent before __________________________, 19__ to determine if the Assignment Agreement will become effective on such date pursuant to Section 3 hereof, and will confer with the Agent to determine the Assignment Effective Date pursuant to Section 3 hereof if it occurs thereafter. The Assignor shall notify the Agent if the Assignment Agreement does not become effective on any proposed Assignment Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee. At the request of the Agent, the Assignor will give the Agent written confirmation of the occurrence of the Assignment Effective Date.

     5. The Assignee hereby accepts and assumes the assignment and delegation referred to herein and agrees as of the Assignment Effective Date (a) to perform fully all of the obligations under the Credit Agreement which it has hereby assumed and (b) to be bound by the terms and conditions of the Credit Agreement as if it were a "Bank".

     6. The Assignor and the Assignee request and agree that any payments to be made by the Agent to the Assignor on and after the Assignment Effective Date shall, to the extent of the assignment referred to herein, be made entirely to the Assignee, it being understood that the Assignor and the Assignee shall make between themselves any desired allocations.

     7. The Assignor and the Assignee request and direct that the Agent prepare and cause the Borrower to execute and deliver the Note or Notes to the Assignor and the Assignee in accordance with Section 10.12 of the Credit Agreement. The Assignor and the Assignee agree



                               Page 6 of 11 Pages
to deliver to the Agent, for delivery to the Borrower, the original Note received from it by the Borrower upon their receipt of a new Note in the amount set forth above.

     8. The Assignee advises the Agent that the address listed below is its address for notices under the Credit Agreement:

                         ______________________________
                         ______________________________
                         ______________________________




     The Assignee advises the Agent that the address listed below is the address of its Lending Office and the wire transfer instructions for delivery of funds by the Agent thereto:

                         ______________________________
                         ______________________________
                         ______________________________
                         ______________________________
                         ______________________________
                         ______________________________
                         ______________________________


ASSIGNOR                                ASSIGNEE

______________________________          _____________________________

By:___________________________          By:__________________________
Title: _______________________          Title:_______________________


                               Page 7 of 11 Pages

                                 ATTACHMENT II
                                       TO
                          FORM OF ASSIGNMENT AGREEMENT


                              CONSENT AND RELEASE

TO:  [NAME OF ASSIGNOR]
      __________________
      __________________

     [NAME OF ASSIGNEE]
      __________________
      __________________



                                                    _______________________ 19__

     1. We acknowledge receipt from ___________________________________________
(the "Assignor") and ________________________________________________ (the
"Assignee") of the Notice of Assignment, dated as of ____________________, 19__ (the "Notice"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Notice.

     ****[2. In consideration of the assumption by the Assignee of the obligations of the Assignor as referred to in the Notice, the Borrower hereby
(a) irrevocably consents, pursuant to Section 10.12 of the Credit Agreement, to the assignment and delegation referred to in the Notice, (b) as of the Assignment Effective Date, irrevocably reduces the percentage of the Assignor in the Total Commitment Amount and the Loans by the percentage of the Total Commitment Amount and the Loans assigned to the Assignee and releases the Assignor from all of its obligations to the Borrower under the Credit Agreement and any of the Related Writings to the extent that such obligations have been assumed by the Assignee and (c) agrees that, as of the Assignment Effective Date, Borrower shall consider the Assignee as a "Bank" for all purposes under the Credit Agreement and any of the Related Writings to the extent of the assignment and delegation referred to in the Notice.]******

     * * * * [3. The Borrower directs the Agent to prepare for issuance by the Borrower of replacement Notes requested by the Assignor and the Assignee in the Notice.]****

     4. In consideration of the assumption by the Assignee of the obligations of the Assignor as referred to in the Notice, the Agent and Borrower executing below hereby (a) irrevocably consents, pursuant to Section 10.1 2A of the Credit Agreement, to the assignment and delegation referred to in the Notice, (b) as of the Assignment Effective Date, irrevocably releases the Assignor from its obligations to the Agent under the Credit Agreement or any of the Related Writings to the extent that such obligations have been assumed by the Assignee, and


                               Page 8 of 11 Pages

(c) agrees that, as of the Assignment Effective Date, the Agent shall consider the Assignee as a "Bank" for all purposes under the Credit Agreement and any of the Related Writings to the extent of the assignment and delegation referred to in the Notice.

STERIS CORPORATION                 SOCIETY NATIONAL BANK, as Agent

_______________________________    __________________________________

By:____________________________    By:_______________________________
Title:_________________________    Title:____________________________


Paragraph 2 is to be included only if the consent of the Borrower is required pursuant to Section 10.1 2A of the Credit Agreement.



                               Page 9 of 11 Pages

                                 ATTACHMENT III
                                       TO
                          FORM OF ASSIGNMENT AGREEMENT


                                    FORM OF
                          ADMINISTRATIVE QUESTIONNAIRE

Please accurately complete the following information and return via FAX to Society National Bank, Attention of __________________________, as soon as possible.

FAX Number:_________________________

LEGAL NAME TO APPEAR IN DOCUMENTATION:
- --------------------------------------

_______________________________________________________________________________

GENERAL INFORMATION - DOMESTIC LENDING OFFICE:
- ----------------------------------------------

Institution Name:____________________________________________________________
Street Address:______________________________________________________________
City, State, Zip Code:_______________________________________________________

GENERAL INFORMATION - LIBOR LENDING OFFICE:
- -------------------------------------------

Institution Name:____________________________________________________________
Street Address:______________________________________________________________
City, State, Zip Code:_______________________________________________________

CONTACTS/NOTIFICATION METHODS:
- ------------------------------

CREDIT CONTACTS:

Primary Contact:_____________________________________________________________
Street Address:______________________________________________________________
City, State, Zip Code:_______________________________________________________
Phone Number:________________________________________________________________
FAX Number:__________________________________________________________________
Backup Contact:______________________________________________________________
Street Address:______________________________________________________________
City, State, Zip Code:_______________________________________________________
Phone Number:________________________________________________________________
FAX Number:__________________________________________________________________




                              Page 10 of 1 I Pages

TAX WITHHOLDING:
- ----------------

     Non Resident Alien ______Y* ______N
     *Form 4224 Enclosed
     Tax ID Number ____________________

CONTACTS/NOTIFICATION METHODS:
- ------------------------------

ADMINISTRATIVE CONTACTS - BORROWINGS, PAYDOWNS, INTEREST, FEES, ETC.

Contact:___________________________________________________________________
Street Address:____________________________________________________________
City, State, Code:_________________________________________________________
Phone Number:______________________________________________________________
FAX Number:________________________________________________________________

PAYMENT INSTRUCTIONS:
- ---------------------

Name of Bank where funds are to be transferred:
___________________________________________________________________________

Routing Transit/ABA number of Bank where funds are to be transferred:
___________________________________________________________________________

Name of Account, if applicable:
___________________________________________________________________________

Account Number:____________________________________________________________

Additional Information:____________________________________________________

MAILINGS:
- ---------

Please specify who should receive financial information:

Name:______________________________________________________________________
Street Address:____________________________________________________________
City, State, Zip Code:_____________________________________________________

It is very important that all of the above information is accurately filled in and returned promptly. If there is someone other than yourself who should receive this questionnaire, please notify us of their name and FAX number and we will FAX them a copy of the questionnaire. If you have any questions, please call _____________________________________ of Society National Bank at
(216)_________________.






                              Page 11 of 11 Pages

                                   SCHEDULE 7

                                   COMPLIANCE